Exhibit 10.4

MASTER AGREEMENT
BY AND BETWEEN
STMICROELECTRONICS N.V.,
INTEL CORPORATION,
REDWOOD BLOCKER S.A.R.L.,
AND
FRANCISCO PARTNERS II (CAYMAN) L.P.
MAY 22, 2007

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ii

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MASTER AGREEMENT
     THIS MASTER AGREEMENT, dated as of May 22, 2007 (the “Master Agreement” and, as referred to herein, this “Agreement”), is entered into by and among Intel Corporation, a Delaware corporation (“Intel”), STMicroelectronics N.V., a limited liability company organized under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands (“ST”), Redwood Blocker S.a.r.l., a limited liability company organized under the laws of The Grand-Duchy of Luxembourg (“FP”), and Francisco Partners II (Cayman) L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“FP Holdco”). Intel, ST, FP and FP Holdco are sometimes referred to herein as the “Parties” and each individually as a “Party.”
     A. Intel currently designs, manufactures and produces the Intel Products for use in various consumer electronics and other end applications.
     B. ST currently designs, manufactures and produces the ST Products for use in various consumer electronics and other end applications.
     C. The parties desire to form a company under the laws of The Netherlands (“Newco”), on the terms and conditions set forth in this Agreement.
     D. Intel desires to transfer, and to cause certain of its Affiliates to transfer to Newco and its Affiliates, the Intel Transferred Assets in consideration for the issuance by Newco of the Intel Newco Shares, the payment by Newco of the Intel Cash Consideration, and the assumption by Newco or its Affiliates of the Intel Transferred Liabilities, all on the terms and conditions set forth in the Intel Asset Transfer Agreement, the Intel Ancillary Agreements and this Agreement.
     E. ST desires to transfer, and to cause certain of its Affiliates to transfer to Newco and its Affiliates, the ST Transferred Assets in consideration for the issuance by Newco of the ST Newco Shares, the payment by Newco of the ST Cash Consideration, and the assumption by Newco or its Affiliates of the ST Transferred Liabilities, all on the terms and conditions set forth in the ST Asset Contribution Agreement, the ST Ancillary Agreements and this Agreement.
     F. FP desires to invest in Newco by purchasing and accepting from Newco the FP Newco Shares, on the terms and conditions set forth in the Share Purchase Agreement.
     G. The Parties desire to enter into various agreements with one another and with Newco, to set forth the ongoing governance and operating relationships among the Parties and Newco relating to the business of Newco, all as contemplated by this Agreement.
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
     1.1 Definitions. Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Appendix A to this Agreement.
     1.2 Defined Terms Generally. The definitions set forth in Appendix A or otherwise referred to in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any reference to any contract, instrument, statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision). Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days.
ARTICLE II
AGREEMENTS
     2.1 Intel Asset Transfer. On the Closing Date, at the Closing, subject to (a) the fulfillment, or waiver by Intel, of each condition to the obligation of Intel to consummate the transactions contemplated by this Agreement, (b) the fulfillment, or waiver by ST, of each condition to the obligation of ST to consummate the transactions contemplated by this Agreement and (c) the fulfillment, or waiver by FP and FP Holdco, of each condition to the obligation of FP and FP Holdco to consummate the transactions contemplated by this Agreement, Intel shall, and the Parties shall cause Newco to, execute and deliver the Intel Asset Transfer Agreement, substantially in the form attached to Schedule 2.1 of the Intel Master Agreement Disclosure Letter and the Intel Ancillary Agreements contemplated thereby to which each, respectively, is a party, and Intel shall, and the Parties shall cause Newco to, consummate and cause their Affiliates to consummate, as applicable, each of the transactions contemplated by the Intel Asset Transfer Agreement and the Intel Ancillary Agreements to be consummated at the Closing.
     2.2 ST Asset Contribution. On the Closing Date, at the Closing, subject to (a) the fulfillment, or waiver by ST, of each condition to the obligation of ST to consummate the transactions contemplated by this Agreement, (b) the fulfillment, or waiver by Intel, of each condition to the obligation of Intel to consummate the transactions contemplated by this Agreement and (c) the fulfillment, or waiver by FP and FP Holdco, of each condition to the obligation of FP and FP Holdco to consummate the transactions contemplated by this Agreement, ST shall, and the Parties shall cause Newco to, execute and deliver the ST Asset Contribution Agreement, substantially in the form attached to Schedule 2.2 of the ST Master Agreement Disclosure Letter and the ST Ancillary Agreements contemplated thereby to which each, respectively, is a party, and ST shall, and the Parties shall cause Newco to, consummate and cause their Affiliates to consummate, as applicable, each of the transactions contemplated by the ST Asset Contribution Agreement and the ST Ancillary Agreements to be consummated at the Closing.
     2.3 FP Share Purchase. On the Closing Date, at the Closing, subject to (a) the fulfillment, or waiver by FP and FP Holdco, of each condition to the obligations of FP and FP Holdco to consummate the transactions contemplated by this Agreement, (b) the fulfillment, or waiver by Intel, of each condition to the obligation of Intel to consummate the transactions contemplated by this Agreement and (c) the fulfillment, or waiver by ST, of each condition to the obligation of ST to consummate the transactions contemplated by this Agreement, FP shall, and the Parties shall cause Newco to, execute and deliver the Share Purchase Agreement, substantially in the form attached to Schedule 2.3 of each of the Master Agreement Disclosure Letters and consummate each of the transactions contemplated by the Share Purchase Agreement to be consummated at the Closing.
     2.4 Other Agreements among the Parties and Newco. Except as otherwise set forth herein, on the Closing Date, at the Closing, the Parties shall, and shall cause (a) each of their respective Affiliates and (b) Newco to, as the case may be, execute and deliver the agreements identified on Schedule 2.4 to each of the Master Agreement Disclosure Letters to which each, respectively, is a party, substantially in the form attached thereto, to the extent such Party, Affiliate or Newco is a party to such respective agreements.
     2.5 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, Palo Alto, California, as soon as possible, but in no event later than five Business Days, after fulfillment of the conditions set forth in Article V hereof to each Party’s obligation to close the transactions contemplated by this Agreement or the waiver thereof by such Party, or at such other time or place as the Parties may agree.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Intel Representations. Except as set forth in the Intel Master Agreement Disclosure Letter, Intel represents and warrants to ST, FP and FP Holdco, as of the date of this Agreement, as follows:
     (a) Existence and Good Standing. Intel is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as now conducted and to own and operate its business as now owned and operated by it. Intel is qualified to conduct business and is in good standing in each jurisdiction in which it conducts business other than such jurisdictions where the failure to be so qualified would not reasonably be expected to have an Intel Material Adverse Effect.
     (b) Authorization; Enforceability. Intel has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Intel of this Agreement and each of the Transaction Documents to which Intel is a party, and the performance by Intel of its obligations contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been and, when executed at the Closing, the other Transaction Documents will have been, duly and validly executed and delivered by Intel and, assuming the due execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the other parties thereto, this Agreement constitutes, and as of the Closing, each of the Transaction Documents to which Intel is a party will constitute, the legal, valid and binding agreement of Intel, enforceable against Intel in accordance with their respective terms, except to the extent (i) that their enforceability may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity or (ii) indemnification provisions contained in the Shareholders’ Agreement may be limited by applicable securities laws.
     (c) Governmental Authorization. Other than the Intel Approvals, the execution, delivery and performance by Intel of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, require no Governmental Approval.
     (d) Non-Contravention; Consents.
     (i) The execution, delivery and performance by Intel of this Agreement and the other Transaction Documents to which Intel is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (A) contravene or conflict with the certificate of incorporation, bylaws or other organizational documents of Intel; (B) assuming receipt of the Intel Approvals, the Newco Approvals and the Intel Contractual Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to Intel, the Intel Transferred Assets; or (C) assuming receipt of the Intel Approvals and of the Intel Contractual Consents, (1) constitute a default under, give rise to any right of termination, cancellation, modification, acceleration of, or a loss of any benefit under any Intel Contract, including the Intel Transferred Contracts, (2) result in the creation or imposition of any Lien (other than Permitted Liens) on any Intel Transferred Asset or the assets of any Intel Transferred Entity, or (3) constitute a breach, default or violation of any settlement agreement, judgment, injunction or decree, except in the case of clause (B) or (C), for matters that would not reasonably be expected to have an Intel Material Adverse Effect (provided that in determining whether an Intel Material Adverse Effect would result, any adverse effect otherwise excluded by clause (C) of the definition of “Intel Material Adverse Effect” shall be taken into account).
     (ii) The execution, delivery and performance by Intel of this Agreement and the other Transaction Documents to which Intel is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not, as of the Closing Date, constitute a default under, give rise to any right of termination, cancellation, modification, acceleration of, or a loss of any material benefit under, any Contract identified on Schedule 3.1(d)(ii) of the Intel Master Agreement Disclosure Letter; provided, however, that for the avoidance of doubt, the Parties acknowledge and agree that the representations and warranties set forth in this Section 3.1(d)(ii) shall not be deemed to be untrue or inaccurate in any respect as a result of (A) any action or omission by Newco that constitutes or results in a default by Intel or any Intel Affiliate or gives rise to any right of termination, cancellation, modification, acceleration of, or a loss of any material benefit under any such Contact; and (B) any withdrawal or voiding after the Closing of any consent granted prior to the Closing by a party to such Contract, which withdrawal or voiding purports to have retroactive effect to the Closing.
     (e) Litigation. As of the date hereof, there is no Proceeding or, to the Knowledge of Intel, investigation pending or, to the Knowledge of Intel, threatened in writing, by or against Intel or any of Intel’s Subsidiaries seeking to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents or encumber the Intel Transferred Interests.
     (f) Incorporation by Reference of Additional Representations and Warranties. As of the date hereof (except that with respect to any representation and warranty that specifies another date, such representation and warranty shall be made as of such specified date), subject to the exceptions set forth in the Intel ATA Disclosure Letter, Intel hereby represents and warrants that each of the representations and warranties set forth in Sections 3.1-3.24 of the Intel Asset Transfer Agreement attached to Schedule 2.1 of the Intel Master Agreement Disclosure Letter are true and correct. Upon the consummation of the Closing, the provisions of this Section 3.1(f) shall terminate and cease to be of any further force or effect, as if never made, and no action may be brought based on the same, whether for indemnification, breach of contract, tort or under any other legal theory.
     (g) Reliance. Intel has conducted such investigation and inspection of the ST Transferred Assets, the ST Transferred Liabilities, the ST Business and the ST Products that Intel has deemed necessary or appropriate for the purpose of entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby. In executing this Agreement and the other Transaction Documents to which it is a party, Intel is relying on its own investigation and on the provisions set forth herein and therein and not on any other statements, presentations, representations, warranties or assurances of any kind made by ST, FP, any of their representatives or any other Person. Intel acknowledges that (i) the representations and warranties of (A) ST contained in Section 3.2 hereof and (B) FP and FP Holdco contained in Section 3.3 hereof, constitute the sole and exclusive representations and warranties of each such Party to Intel in connection with this Agreement and the transactions contemplated hereby, and (ii) all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against ST or FP. INTEL ACKNOWLEDGES THAT ST DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN SECTION 3.2 AS TO THE ST TRANSFERRED ASSETS, WHETHER EXPRESS OR IMPLIED, ORAL OR

WRITTEN, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY FOR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED EXPRESSLY IN SECTION 3.2 , NEWCO WILL ACQUIRE THE ST TRANSFERRED ASSETS ON AN “AS IS, WHERE IS” BASIS. FROM AND AFTER THE CLOSING, INTEL SHALL HAVE NO RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH BY ST OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.2(f) OF THIS AGREEMENT, AND INTEL SHALL HAVE NO RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF ANY PROVISION OF THE SHARE PURCHASE AGREEMENT OR THE ST ASSET CONTRIBUTION AGREEMENT (INCLUDING THE REPRESENTATIONS, WARRANTIES AND INDEMNITIES SET FORTH IN SUCH AGREEMENTS); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT NEWCO’S RIGHTS AND REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF SUCH AGREEMENTS.
     3.2 ST Representations. Except as set forth in the ST Master Agreement Disclosure Letter, ST represents and warrants to Intel, FP and FP Holdco, as of the date of this Agreement, as follows:
     (a) Existence and Good Standing. ST is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as now conducted and to own and operate its business as now owned and operated by it. ST is qualified to conduct business and is in good standing in each jurisdiction in which it conducts business other than such jurisdictions where the failure to be so qualified would not reasonably be expected to have an ST Material Adverse Effect.
     (b) Authorization; Enforceability. ST has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by ST of this Agreement and each of the Transaction Documents to which ST is a party, and the performance by ST of its obligations contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been and, when executed at the Closing, the other Transaction Documents will have been, duly and validly executed and delivered by ST and, assuming the due execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the other parties thereto, this Agreement constitutes, and as of the Closing, each of the Transaction Documents to which ST is a party will constitute, the legal, valid and binding agreement of ST, enforceable against ST in accordance with their respective terms, except to the extent (i) that their enforceability may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity or (ii) indemnification provisions contained in the Shareholders’ Agreement may be limited by applicable securities laws.

     (c) Governmental Authorization. Other than the ST Approvals, the execution, delivery and performance by ST of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, require no Governmental Approval.
     (d) Non-Contravention; Consents.
     (i) The execution, delivery and performance by ST of this Agreement and the other Transaction Documents to which ST is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (A) contravene or conflict with the articles of association, governance rules or other organizational documents of ST; (B) assuming receipt of the ST Approvals the Newco Approvals and the ST Contractual Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to ST, the ST Transferred Assets or the ST Transferred Entities; or (C) assuming receipt of the ST Approvals and of the ST Contractual Consents, (1) constitute a default under, give rise to any right of termination, cancellation, modification, acceleration of, or a loss of any benefit under any ST Contract, including the ST Transferred Contracts, (2) result in the creation or imposition of any Lien (other than Permitted Liens) on any ST Transferred Asset, or (3) constitute a breach, default or violation of any settlement agreement, judgment, injunction or decree, except in the case of clause (B) or (C), for matters that would not reasonably be expected to have an ST Material Adverse Effect (provided that in determining whether an ST Material Adverse Effect would result, any adverse effect otherwise excluded by clause (C) of the definition of “ST Material Adverse Effect” shall be taken into account).
     (ii) The execution, delivery and performance by ST of this Agreement and the other Transaction Documents to which ST is a party, and the consummation of the transactions contemplated hereby and thereby, to the Knowledge of ST, do not and will not, as of the Closing Date: (A) contravene or conflict with the articles of association, joint venture agreement or other organizational or governing documents of the Hynix JV; or (B) constitute a default under, give rise to any right of termination, cancellation, modification, acceleration of, or a loss of any material benefit under, the Hynix JV Junior Credit Agreement or any other contract or agreement between ST or any Subsidiary of ST and the Hynix JV.
     (e) Litigation. As of the date hereof, there is no Proceeding or to the Knowledge of ST, investigation pending or, to the Knowledge of ST, threatened in writing, by or against ST or any of ST’s Subsidiaries seeking to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents or encumber the ST Transferred Interests.
     (f) Incorporation by Reference of Additional Representations and Warranties. As of the date hereof (except that with respect to any representation and warranty that specifies another date, such representation and warranty shall be made as of such specified date), subject to the exceptions set forth in the ST ATA Disclosure Letter, ST hereby represents and warrants that each of the representations and warranties set forth in Sections 3.1-3.24 of the ST Asset Contribution Agreement attached to Schedule 2.2 of the ST Master Agreement Disclosure Letter are true and correct. Upon the consummation of the Closing, the provisions of this Section 3.2(f) shall terminate and cease to be of any further force or effect, as if never made, and no action may be brought based on the same, whether for indemnification, breach of contract, tort or under any other legal theory.
     (g) Reliance. ST has conducted such investigation and inspection of the Intel Transferred Assets, the Intel Transferred Liabilities, the Intel Business and the Intel Products that ST has deemed necessary or appropriate for the purpose of entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby. In executing this Agreement and the other Transaction Documents to which it is a party, ST is relying on its own investigation and on the provisions set forth herein and therein and not on any other statements, presentations, representations, warranties or assurances of any kind made by Intel, FP, any of their representatives or any other Person. Intel acknowledges that (i) the representations and warranties of (A) Intel contained in Section 3.1 hereof and (B) FP and FP Holdco contained in Section 3.3 hereof constitute the sole and exclusive representations and warranties of each such Party to ST in connection with this Agreement and the transactions contemplated hereby, and (ii) all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Intel or FP. ST ACKNOWLEDGES THAT INTEL DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN SECTION 3.1 AS TO THE INTEL TRANSFERRED ASSETS, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY FOR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED EXPRESSLY IN SECTION 3.1, NEWCO WILL ACQUIRE THE INTEL TRANSFERRED ASSETS ON AN “AS IS, WHERE IS” BASIS. FROM AND AFTER THE CLOSING, ST SHALL HAVE NO RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH BY INTEL OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1(f) OF THIS AGREEMENT, AND ST SHALL HAVE NO RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF ANY PROVISION OF THE SHARE PURCHASE AGREEMENT OR THE INTEL ASSET TRANSFER AGREEMENT (INCLUDING THE REPRESENTATIONS, WARRANTIES AND INDEMNITIES SET FORTH IN SUCH AGREEMENTS); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT NEWCO’S RIGHTS AND REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF SUCH AGREEMENTS.
     3.3 FP and FP Holdco Representations. Each of FP and FP Holdco represents and warrants to Intel and ST, as of the date of this Agreement, as follows:
     (a) Existence and Good Standing. FP is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and FP Holdco is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has all power and authority required to carry on its business as now conducted and to own and operate its business as now owned and operated by it. Each of FP and FP Holdco is qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required other than such jurisdictions where the failure to be so qualified would not reasonably be expected to have an FP Material Adverse Effect.
     (b) Authorization; Enforceability. Each of FP and FP Holdco has all requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of FP and FP Holdco of this Agreement and each of the Transaction Documents to which FP or FP Holdco is a party, and the performance by each of FP and FP Holdco of its obligations contemplated hereby and thereby, have been duly and validly authorized by all necessary action. This Agreement has been and, when executed at the Closing, the other Transaction Documents will have been, duly and validly executed and delivered by each of FP and FP Holdco and, assuming the due execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the other Parties thereto, this Agreement constitutes, and as of the Closing, each of the Transaction Documents to which each of FP and FP Holdco is a party will constitute, the legal, valid and binding agreement of each of FP and FP Holdco, enforceable against FP and FP Holdco in accordance with their respective terms, except to the extent that (i) their enforceability may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity or (ii) indemnification provisions contained in the Shareholders’ Agreement may be limited by applicable securities laws.
     (c) Governmental Authorization. Other than the Intel Approvals, the ST Approvals and compliance with any applicable Competition Laws, the execution, delivery and performance by each of FP and FP Holdco of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, require no Governmental Approval.
     (d) Non-Contravention; Consents. The execution, delivery and performance by each of FP and FP Holdco of this Agreement and the other Transaction Documents to which each of FP and FP Holdco is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) contravene or conflict with the certificate of incorporation or bylaws of FP or the partnership agreement and other organizational documents of FP Holdco, (ii) assuming receipt of the Intel Approvals, the ST Approvals, the Newco Approvals and compliance with applicable Competition Laws, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to FP or FP Holdco, or (iii) assuming receipt of the Intel Approvals, the ST Approvals, the Newco Approvals and compliance with applicable Competition Laws, contravene or constitute a default under any material agreement to which FP or FP Holdco is a party, except in the case of clause (ii) or (iii), for matters that would not reasonably be expected to have an FP Material Adverse Effect.

     (e) Litigation. As of the date hereof, there is no Proceeding or to the Knowledge of FP or FP Holdco, investigation, pending or, to the Knowledge of FP or FP Holdco, threatened in writing, by or against FP or FP Holdco seeking to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents.
     (f) Reliance. Each of FP and FP Holdco has conducted such investigation and inspection of the Intel Transferred Assets, the Intel Transferred Liabilities, the Intel Business, the Intel Products, the ST Transferred Assets, the ST Transferred Liabilities, the ST Business and the ST Products that FP and FP Holdco, respectively, has deemed necessary or appropriate for the purpose of entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby. In executing this Agreement and the other Transaction Documents to which it is a party, each of FP and FP Holdco is relying on its own investigation and on the provisions set forth herein and therein and not on any other statements, presentations, representations, warranties or assurances of any kind made by Intel, ST, their representatives or any other Person. Each of FP and FP Holdco acknowledges that (i) the representations and warranties of (A) Intel contained in Section 3.1 hereof and (B) ST contained in Section 3.2 hereof constitute the sole and exclusive representations and warranties of each such Party to FP and FP Holdco in connection with this Agreement and the transactions contemplated hereby, and (ii) all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Intel or ST. EACH OF FP AND FP HOLDCO ACKNOWLEDGES THAT INTEL AND ST DISCLAIM ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN SECTION 3.1 AND SECTION 3.2, RESPECTIVELY, THE INTEL ASSET TRANSFER AGREEMENT AND THE ST ASSET CONTRIBUTION AGREEMENT AS TO THE INTEL TRANSFERRED ASSETS AND ST TRANSFERRED ASSETS, RESPECTIVELY, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY FOR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED EXPRESSLY IN SECTION 3.1 AND SECTION 3.2, RESPECTIVELY, NEWCO WILL ACQUIRE THE INTEL TRANSFERRED ASSETS AND ST TRANSFERRED ASSETS, RESPECTIVELY, ON AN “AS IS, WHERE IS” BASIS. FROM AND AFTER THE CLOSING, NEITHER FP NOR FP HOLDCO SHALL HAVE ANY RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH BY (I) INTEL OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1(f) OF THIS AGREEMENT AND (II) ST OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.2(f) OF THIS AGREEMENT. NEITHER FP NOR FP HOLDCO SHALL HAVE ANY RIGHTS OR REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF ANY PROVISION OF THE INTEL ASSET TRANSFER AGREEMENT OR THE ST ASSET CONTRIBUTION AGREEMENT (INCLUDING THE REPRESENTATIONS, WARRANTIES AND INDEMNITIES SET FORTH IN SUCH AGREEMENTS); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT NEWCO’S RIGHTS AND REMEDIES FOR OR WITH RESPECT TO ANY BREACH OF SUCH AGREEMENTS.

ARTICLE IV
COVENANTS
     4.1 Access to Information.
     (a) Between the date hereof and the Closing, Intel agrees to provide FP and ST and their authorized representatives (including each of their attorneys and accountants and auditors) reasonable access to the offices and properties, employees and auditors of the Intel Business and the Intel Books and Records, upon reasonable prior notice, during normal business hours, under Intel’s supervision and at ST or FP’s expense, as applicable, in order to conduct a review of the Intel Transferred Assets and the Intel Business.
     (b) Between the date hereof and the Closing, ST agrees to provide FP and Intel and their authorized representatives (including each of their attorneys and accountants and auditors) reasonable access to the offices and properties, employees and auditors of the ST Business and the ST Books and Records, upon reasonable prior notice, during normal business hours, under ST’s supervision and at Intel or FP’s expense, as applicable, in order to conduct a review of the ST Transferred Assets and the ST Business.
     (c) Each of the Parties will hold, and will cause its representatives to hold, in confidence all documents and information furnished to it by or on behalf of another Party in connection with the transactions contemplated by this Agreement and the other Transaction Documents pursuant to the terms of the Confidentiality Agreement; provided, however, for the sake of clarification, that Intel and ST shall be permitted to respond to direct inquiries relating to the transaction from, and disclose the transaction immediately after the execution hereof to Intel Business Employees and ST Business Employees, respectively, and provided further that nothing herein shall prohibit any public announcement in accordance with Section 4.5 (Press Releases) hereof.
     4.2 Exclusive Dealing. Prior to the earlier of the Closing or the termination of this Agreement, none of Intel, ST, or FP will, nor will any of them permit any of their respective Affiliates, officers, directors, agents or advisors to, directly or indirectly: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any possible debt or equity investment in the ST Business or the Intel Business or any possible sale, spin-off or other transfer of all or any material portion of the ST Business or the Intel Business (other than inventory sold in the ordinary course of business), whether by sale or transfer of assets, sale of stock, reorganization, merger or otherwise, other than in connection with the transactions contemplated by this Agreement and the other Transaction Documents including the Contemplated Financing (each such transaction described in this clause (a), a “Prohibited Transaction”); (b) provide or otherwise make available the corporate, legal or financial documents or information relating to the Intel Business, the ST Business or Newco or any analysis or summary thereof of Newco, Intel or ST or any of their respective Affiliates, to any Person who has expressed an interest in making a proposal to enter into any Prohibited Transaction or who could reasonably be expected to consider doing so; (c) assist or cooperate with any Person in making any proposal with respect to any Prohibited Transaction; or (d) enter into any Contract with any Person providing for any Prohibited Transaction. In the event that Intel, ST or FP or any of their respective Affiliates, officers, directors, agents or advisors shall receive after the date hereof any offer or proposal with respect to any Prohibited Transaction, directly or indirectly, or any request for disclosure or access to any documents or information described in clause (b) above, such Party shall or shall cause its Affiliate, officer, director, agent or advisor to immediately inform the other Parties of such offer or proposal, the identity of the Person making such offer or proposal and the material terms thereof.
     4.3 Reasonable Efforts. Each of Intel, ST, FP and FP Holdco will cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate actions (and to make, or cause to be made, all filings and notifications necessary, proper or advisable under Applicable Law) to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents, including commercially reasonable efforts to satisfy all closing conditions and to obtain, as promptly as practicable, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts, as are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party.
     4.4 Certain Consents and Filings; Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other commercially reasonable actions as may be necessary or desirable in order to (a) consummate or implement expeditiously the transactions contemplated by this Agreement and the other Transaction Documents and (b) obtain from any Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and to promptly make all necessary filings and notifications, and to supply as promptly as practicable any additional information or documentary material that may be reasonably requested to comply with the HSR Act or any applicable Competition Law. Subject to Applicable Laws, and as necessary to address reasonable privilege or confidentiality concerns, prior to the making or submission of any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal by or on behalf of any Party in connection with Proceedings under or relating to the HSR Act or any other applicable Competition Law, each of Intel, ST, FP and FP Holdco will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals. In this regard but without limitation, each Party hereto shall promptly inform the other of any material communication between such Party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Authority regarding the transactions contemplated by this Agreement or the Transaction Documents. Nothing in this Agreement or any of the other Transaction Documents, however, shall require or be construed to require any Party hereto, in order to obtain the consent or successful termination of any review of any such Governmental Authority regarding the transactions contemplated by this Agreement, to (x) sell or hold separate, or agree to sell or hold separate, before or after the Closing Date, any assets or businesses or any interests in any assets or businesses of such Party or any of its Affiliates (or to consent to any sale, or agreement to sell, any assets or businesses, or any interests in any assets or businesses), or to agree to any change in or restriction on the operation by such Party of any assets or businesses or (y) enter into any agreement or be bound by any obligation concerning the benefits to such Party of the transactions contemplated by this

Agreement. Each party shall have responsibility for its respective filing fees associated with the filings under the HSR Act and any other filings required under the Competition Laws of any other jurisdictions in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.
     4.5 Press Releases. None of the Parties nor any of their respective Affiliates, officers, directors or securityholders shall issue any press release or otherwise make any public statement with respect to this Agreement, any of the Transaction Documents or any of the transactions contemplated hereby or thereby without the prior written consent of each of the other Parties, except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, the New York Stock Exchange or any other U.S. or non-U.S. securities exchange on which any securities of such Party are then listed or quoted. If any Party determines, with the advice of counsel, that it is required by Applicable Law to publicly disclose this Agreement, any of the Transaction Documents or any of the transactions contemplated by this Agreement or any of the other Transaction Documents, it shall, a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure and seek confidential treatment for such information to be so disclosed, as may be reasonably requested by any other Party. If any Party determines to make any public statements with respect to this Agreement, any of the Transaction Documents or any of the transactions contemplated hereby or thereby in accordance with the terms of this Agreement, then each other Party shall be entitled to make a public statement following such public statement; provided it coordinates the timing thereof with each other Party and obtains such other Party’s prior written approval of the contents thereof, not to be unreasonably withheld or delayed. The Parties agree to announce the execution of this Agreement to the employees, customers, vendors and strategic partners of the Intel Business and the ST Business at such time and in such form as is mutually agreed upon by all of the Parties. Any disclosure of the existence or terms of this Agreement, any of the Transaction Documents or any of the transactions contemplated hereby or thereby to any person from whom consent shall be required, to whom notice shall be provided or from whom waiver shall be sought in order to comply with the requirements of this Agreement or any of the other Transaction Documents shall be made at such time and in such form and with such content as is mutually agreed upon by all of the Parties.
     4.6 Certain Deliveries and Notices. From the date of this Agreement through the Closing Date, each Party shall promptly inform in writing the other Parties of (a) any event or occurrence that would reasonably be expected to have a material adverse effect on its ability to perform its or their obligations under any of the Transaction Documents, and (b) any breach that cannot or will not be cured by the time of the Closing or failure to satisfy any condition or covenant contained in this Agreement or in any other Transaction Document by such Party, if such failure cannot or will not be cured by the time of the Closing.
     4.7 Non-Solicitation of Employees.
     (a) Prior to the Closing and until the earlier of the date that is two years following the Closing Date or two years following termination of this Agreement, without the prior written consent of Intel, ST shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, recruit or solicit any employee of Intel or any of its

Subsidiaries identified on Schedule 4.7(a) to the Intel Master Agreement Disclosure Letter (collectively, for purposes of this Agreement, the “Intel Restricted Employees”) to leave his or her employment with Intel or such Subsidiary.
     (b) Prior to the Closing and until the earlier of the date that is two years following the Closing Date or the date that is two years following termination of this Agreement, without the prior written consent of ST, Intel shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, recruit or solicit any employee of ST or any of its Subsidiaries identified on Schedule 4.7(b) to the ST Master Agreement Disclosure Letter (collectively, for purposes of this Agreement, the “ST Restricted Employees”) to leave his or her employment with ST or any such Subsidiary.
     (c) Neither the placement of employment advertisements or other general solicitation for employees not specifically targeted to any Restricted Employee by any means, including through the use of hiring agencies or through employees of each Party who are unaware of the prohibitions against the solicitation of the Restricted Employees shall be a recruitment or solicitation prohibited by this Section 4.7; provided that any such hiring agencies and employees are not instructed by persons who knew about the prohibition on the solicitation of the Restricted Employees to solicit for hire Restricted Employees. If a Party (or any Subsidiary thereof) inadvertently violates the prohibition against the solicitation of Restricted Employees, such Party shall (or it shall cause its applicable Subsidiary to), as soon as it is aware it has committed a violation of this section, notify the other Party who formerly employed such Restricted Employee and either withdraw any offer to the solicited individual or ensure that such person, if hired, is restricted from working on, consulting on, or having any knowledge with respect to matters which are designated by the Party who formerly employed such employee in its reasonable discretion as competitively sensitive matters, in which event such inadvertent action shall not be deemed to be a breach of this Section 4.7 so long as there is no repetitive pattern of such actions.
     4.8 Tax Matters.
     (a) Each Party hereto shall cooperate as reasonably requested by any other Party and at the requesting Party’s sole cost, liability and expense, to maximize the tax efficiency of the transactions contemplated by this Agreement and the other Transaction Documents and the structure of each of Intel’s (and/or its Affiliates), ST’s (and/or its Affiliates) and FP’s (or FP Holdco’s) investment in Newco, subject to the terms of the Shareholders’ Agreement. Requests made pursuant to this Section 4.8(a) shall not be deemed to be reasonable if they result in costs, liabilities and expense to any non-requesting Party (other than in insignificant amounts) that are not determinable with accuracy at the time of the request or that involve costs (other than in insignificant amounts) that will be incurred by any non-requesting Party in years following the year the first of such actions (or the first in a series of related actions) is requested.
     (b) Upon the occurrence of a Consolidation, the successor to an entity that merges out of existence or liquidates in connection with such Consolidation shall succeed to all of such entity’s rights and obligations under the Transaction Documents, and shall execute such joinders and other documents reasonably requested by the other Shareholders to evidence the same.
     4.9 Operation of the Intel Business Prior to the Closing. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement or any other Transaction Document or as set forth in Schedule 4.9 of the Intel Master Agreement Disclosure Letter, or unless ST and FP shall otherwise agree in writing (which consent shall not be unreasonably withheld or delayed), Intel shall, and shall cause its Subsidiaries to, (x) operate the Intel Business in the ordinary course of business in all material respects and (y) continue to make capital expenditures which are, in the aggregate, consistent in all material respects with the Intel Business Capital Expenditures Plan. Between the date of this Agreement and the Closing Date, except as otherwise agreed in this Agreement or any other Transaction Document or as set forth in Schedule 4.9 of the Intel Master Agreement Disclosure Letter, unless ST and FP shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), Intel shall, and shall cause its Subsidiaries to:
     (a) pay the material debts and Taxes of the Intel Business and the Intel Transferred Entities in the ordinary course of business;
     (b) use commercially reasonable efforts to (i) maintain the tangible fixed assets included in the Intel Transferred Assets as a whole in all material respects in at least as good condition as they are being maintained on the date hereof, subject to normal wear and tear, (ii) maintain in effect all material Permits and Governmental Approvals of the Intel Business, (iii) not terminate, other than for cause, nor materially decrease the compensation of, the key executives of the Intel Business, and (iv) maintain satisfactory relationships with the customers, partners, suppliers and others having material business relationships with the Intel Business;
     (c) not sell, assign, or transfer any of the Intel Transferred Assets, or license any of the Intel Transferred Intellectual Property, except, in each case, in the ordinary course of business and except for the transfer of Intel Transferred Assets to Intel Transferred Entities as contemplated or permitted hereby, and not permit any of the Intel Transferred Assets to be subjected (whether by action or omission) to any Lien, other than the Permitted Liens;
     (d) not sell, assign, or transfer any of the Intel Transferred Interests and not permit any of the Intel Transferred Interests to be subjected to any Share Encumbrances;
     (e) not fail to pay or discharge when due any Liability of which the failure to pay or discharge would cause any material damage or loss to the Intel Transferred Assets and the Intel Transferred Entities, taken as a whole;
     (f) not waive or amend any material term of or terminate any material Intel Transferred Contract or relinquish any material rights thereunder, other than in the ordinary course of business;
     (g) not make any material change in its accounting principles, methods or practices relating to the Intel Business, and maintain the Intel Books and Records in the usual, regular and ordinary manner on a basis consistent with prior years, except, in either case, for any change required by a change in GAAP, a change in the accounting practices of Intel generally, or a change resulting from the preparation of the Intel Business Audited Financial Statements;
     (h) not grant to any Intel Business Employee any increase in compensation or in severance or termination pay, grant any severance or termination pay (or amend in any material respect any existing arrangement for the foregoing), or enter into any employment deferred compensation or similar agreement with any such employee, except as may be required under Applicable Law, any termination policy of Intel (whether existing as of the date hereof or adopted hereafter) or any employment or termination agreement in effect on the date hereof or in the ordinary course of business, or establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Intel Business, that is material in the aggregate to the Intel Business;
     (i) not enter into or renew (other than automatic renewal) any Intel Transferred Contracts that exclusively relate to the Intel Business that provide for payment obligations (whether by Intel or any of its Subsidiaries or the counterparty thereto) that are material, in the aggregate, to the Intel Business, except for those described the Intel Business Capital Expenditures Plan;
     (j) not make any acquisition, directly or indirectly, of all or substantially all of the assets of any business or equity interests in any Person or any business, whether by merger, consolidation or otherwise, that relates to the Intel Business;
     (k) not incur any additional Intel Transferred Liabilities for capital expenditures that are material, in the aggregate, to the Intel Business, except for those described in the Intel Business Capital Expenditures Plan;
     (l) not make any loans or advances to or capital contributions or investments in, any other Person with respect to the Intel Business that are material in the aggregate to the Intel Business, other than in the ordinary course of business or as contemplated by the Transaction Documents;
     (m) not agree to any exclusivity, non-competition or similar provision or covenant restricting the Intel Business from competing in any line of business or with any Person or in any location or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, the effect of which would be binding on Newco or any of its Affiliates after the Closing Date;
     (n) not settle, or make a binding offer to settle, any material Claim or Proceeding relating to the Intel Business unless such settlement would not encumber any assets of Newco, impose any obligation or other Liability on Newco, impose any restriction that would apply to Newco or the conduct of the Newco Business or include any acknowledgment of validity, enforceability, infringement or Claim interpretation with regard to any of the Intellectual Property relating to such Claim or Proceeding;
     (o) not engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise than would otherwise reasonably be expected to occur in subsequent fiscal quarters, or (ii) any other promotional sales or discount activity, in each case, in a manner outside the ordinary course of business, and not significantly inconsistent with past practices;
     (p) maintain sales incentive plans and programs and sales quotas or incentives for Intel Products, in each case, in the ordinary course of business, and not significantly inconsistent with past practices;
     (q) use commercially reasonable efforts to prevent any representation or warranty of Intel hereunder or under the Intel Asset Transfer Agreement from being inaccurate in any material respect at the Closing; provided, however, that this covenant shall not be satisfied solely by virtue of any amendment of any schedule to the Intel ATA Disclosure Letter; and
     (r) not enter into any agreement to take any action that would violate in any material respect any of the foregoing.
     For purposes of Sections 4.9(a)-(f), and (i), all references therein to “Intel Transferred Assets,” “Intel Transferred Entities,” “Intel Transferred Interests,” “Intel Transferred Intellectual Property,” and “Intel Transferred Contracts,” shall be deemed to mean all applicable assets or properties owned by Intel or any of its Subsidiaries prior to the Closing which would be included in the applicable section of the Intel ATA Disclosure Letter on the Determination Date if such asset or property was owned by Intel or any of its Subsidiaries on the Determination Date.
     4.10 Operation of the ST Business Prior to the Closing. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement or any other Transaction Document or as set forth in Schedule 4.10 of the ST Master Agreement Disclosure Letter, or unless Intel and FP shall otherwise agree in writing (which consent shall not be unreasonably withheld or delayed), ST shall, and shall cause its Subsidiaries to, (x) operate the ST Business in the ordinary course of business in all material respects (y) continue to make capital expenditures which are, in the aggregate, consistent in all material respects with the ST Business Capital Expenditures Plan. Between the date of this Agreement and the Closing Date, except as otherwise agreed in this Agreement or any other Transaction Document or as set forth in Schedule 4.10 of the ST Master Agreement Disclosure Letter, unless Intel and FP shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), ST shall, and shall cause its Subsidiaries to:
     (a) pay the material debts and Taxes of the ST Business and the ST Transferred Entities in the ordinary course of business;

     (b) use commercially reasonable efforts to (i) maintain the tangible fixed assets included in the ST Transferred Assets as a whole in all material respects in at least as good condition as they are being maintained on the date hereof, subject to normal wear and tear, (ii) maintain in effect all material Permits and Governmental Approvals of the ST Business, (iii) not terminate, other than for cause, nor materially decrease the compensation of, the key executives of the ST Business, and (iv) maintain satisfactory relationships with the customers, partners, suppliers and others having material business relationships with the ST Business;
     (c) not sell, assign, or transfer any of the ST Transferred Assets, or license any of the ST Transferred Intellectual Property, except, in each case, in the ordinary course of business and except for the transfer of ST Transferred Assets to ST Transferred Entities as contemplated or permitted hereby, and not permit any of the ST Transferred Assets to be subjected (whether by action or omission) to any Lien, other than the Permitted Liens;
     (d) not sell, assign, or transfer any of the ST Transferred Interests and not permit any of the ST Transferred Interests to be subjected to any Share Encumbrances;
     (e) not fail to pay or discharge when due any Liability of which the failure to pay or discharge would cause any material damage or loss to the ST Transferred Assets and the ST Transferred Entities, taken as a whole;
     (f) not waive or amend any material term of or terminate any material ST Transferred Contract or relinquish any material rights thereunder, other than in the ordinary course of business;
     (g) not make any material change in its accounting principles, methods or practices relating to the ST Business, and maintain the ST Books and Records in the usual, regular and ordinary manner on a basis consistent with prior years, except, in either case, for any change required by a change in GAAP, a change in the accounting practices of ST generally, or a change resulting from the preparation of the ST Business Audited Financial Statements;
     (h) not grant to any ST Business Employee any increase in compensation or in severance or termination pay, grant any severance or termination pay (or amend in any material respect any existing arrangement for the foregoing), or enter into any employment deferred compensation or similar agreement with any such employee, except as may be required under Applicable Law, any termination policy of ST (whether existing as of the date hereof or adopted hereafter) or any employment or termination agreement in effect on the date hereof or in the ordinary course of business, or establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the ST Business, that is material in the aggregate to the ST Business;
     (i) not enter into or renew (other than automatic renewal) any ST Transferred Contracts that exclusively relate to the ST Business that provides for payment obligations

(whether by ST or any of its Subsidiaries or the counterparty thereto) that are material, in the aggregate, to the ST Business, except for those described the ST Business Capital Expenditures Plan;
     (j) not make any acquisition, directly or indirectly, of all or substantially all of the assets of any business or equity interests in any Person or business, whether by merger, consolidation or otherwise, that relates to the ST Business;
     (k) not incur any additional ST Transferred Liabilities for capital expenditures that are material, in the aggregate, to the ST Business, except for those described in the ST Business Capital Expenditures Plan;
     (l) not make any loans or advances to or capital contributions or investments in, any other Person with respect to the ST Business that are material in the aggregate to the ST Business, other than in the ordinary course of business or as contemplated by the Transaction Documents;
     (m) not agree to any exclusivity, non-competition or similar provision or covenant restricting the ST Business from competing in any line of business or with any Person or in any location or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, the effect of which would be binding on Newco or any of its Affiliates after the Closing Date;
     (n) not settle, or make any binding offer to settle, any material Claim or Proceeding relating to the ST Business unless such settlement would not encumber any assets of Newco, impose any obligation or other Liability on Newco, impose any restriction that would apply to Newco or the conduct of the Newco Business or include any acknowledgment of validity, enforceability, infringement, or Claim interpretation with regard to any of the Intellectual Property relating to such Claim or Proceeding;
     (o) not engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise than would otherwise reasonably be expected to occur in subsequent fiscal quarters, (ii) any other promotional sales or discount activity, (iii) any practice which would have the effect of accelerating to the period prior to the Closing collections of receivables of any ST Transferred Entity that would otherwise be reasonably expected (based on past practice) to be made after the Closing, or (iv) any practice which would have the effect of postponing to the period after the Closing payments by any ST Transferred Entity that would otherwise be reasonably expected (based on past practice) to be made in the period prior to the Closing, in each case, in a manner outside the ordinary course of business, and not significantly inconsistent with past practices;

     (p) maintain sales incentive plans and programs and sales quotas or incentives for ST Products, in each case, in the ordinary course of business, and not significantly inconsistent with past practices;
     (q) use commercially reasonable efforts to prevent any representation or warranty of ST hereunder or under the ST Asset Contribution Agreement from being inaccurate in any material respect at the Closing; provided, however, that this covenant shall not be satisfied solely by virtue of any amendment of any schedule to the ST ACA Disclosure Letter; and
     (r) not enter into any agreement to take any action that would violate in any material respect any of the foregoing.
     For purposes of Sections 4.10(a)-(f), and (i), all references therein to “ST Transferred Assets,” “ST Transferred Entities, “ST Transferred Interests,” “ST Transferred Intellectual Property,” and “ST Transferred Contracts,” shall be deemed to mean all applicable assets or properties owned by ST or any of its Subsidiaries prior to the Closing which would be included in the applicable section of the ST ATA Disclosure Letter on the Determination Date if such asset or property was owned by ST or any of its Subsidiaries on the Determination Date.
     4.11 Employee Matters.
     (a) Employment Offers. Subject to Applicable Law, within 10 days following Newco’s formation pursuant to Section 4.16 (Newco Formation and Preparation), or such other period of time after the date hereof as may be reasonably agreed by Newco, Intel, ST and FP, Newco may make offers of employment to Intel Business Employees (other than any Intel Excluded Employees) and ST Business Employees (other than any ST Excluded Employees), to be effective as of the Closing or on such later date specified in the offer as may reasonably be agreed by Newco, Intel, ST and FP, provided that to the extent permitted by Applicable Law, the offers to any inactive Intel Business Employee or ST Business Employee shall be effective on the date such Business Employee returns to active employment. Notwithstanding the foregoing, ST Designated Employees (to the extent employed by ST immediately prior to the Closing) shall automatically transfer to Newco on the Closing (or if such ST Designated Employee is inactive, at such time as specified by Applicable Law). Schedule 4.11(a) of the ST Master Agreement Disclosure Letter sets forth the ST Designated Employees. Notwithstanding anything in this Agreement to the contrary, in no event shall the acceptance of employment by any Intel Business Employee or ST Business Employee be a condition to the Closing. The offers of employment for each such Intel Business Employee (other than Intel Excluded Employees) and ST Business Employee (other than ST Excluded Employees) will (i) be subject to requirements of Applicable Law for the jurisdiction in which the Intel Business Employee or ST Business Employee is located and include employment terms reasonably determined by Newco, and (ii) supersede, to the extent permitted by Applicable Law any prior agreements regarding the terms and conditions of employment with such Intel Business Employee or ST Business Employee as in effect prior to the Closing Date; provided, however, that in no event shall any prior agreement with respect to Intellectual Property be superseded, except that unless otherwise agreed by Intel and Newco or ST and Newco, as the case may be, all Intel Transferred Employees and ST Transferred Employees shall be permitted to disclose to Newco all information in their possession or otherwise known by them which is directly related to the Intel Business or ST Business, as applicable, and not related to Patents or Confidential Information of Intel or ST, respectively, in each case, to the extent not an Intel Transferred Asset or ST Transferred Asset. As of the Closing Date, the Intel Transferred Entities shall employ only Intel Transferred Employees, and the ST Transferred Entities shall employ only ST Transferred Employees.
     (b) Excluded Employees; Allocated Positions. Prior to the Closing, the Parties shall cooperate in good faith, and in accordance with the provisions set forth in Schedule 4.11(b) of each of the Intel Master Agreement Disclosure Schedule and the ST Master Agreement Disclosure Schedule, to (i) identify those Intel Business Employees to whom an employment offer shall not be made pursuant to Section 4.11(a) (collectively, the “Intel Excluded Employees”) and those ST Business Employees to whom an employment offer shall not be made pursuant to Section 4.11(a) (collectively, the “ST Excluded Employees”), (ii) identify such other employees of Intel and ST who shall be offered Newco Allocated Positions and (iii) avoid any transfer of employees to Newco or any of its Subsidiaries in excess of the number of employees reasonably necessary to operate the Newco Business at the Closing.
     (c) Executive Agreements. Intel, ST, FP, and FP Holdco agree to recommend to Newco that, within 10 days following the formation of Newco, Newco should (i) negotiate in good faith offers of employment with the individuals identified in Schedule 4.11(c) of each of the Intel Master Agreement Disclosure Letter and ST Master Agreement Disclosure Letter for the positions identified on such Schedule; and (ii) adopt and execute employment and severance agreements with such individuals in substantially the forms attached to Schedule 4.11(c) to each of the Master Agreement Disclosure Letters, to be effective on the Closing Date as of the Effective Time.
     (d) Employee Information and Access. Each of Intel and ST agrees to provide to each other and to FP and Newco certain general information concerning their respective compensation and benefit programs and specific information relating to individual Business Employees, subject to Applicable Law and, to the extent required, any such employee’s proper consent, solely for the purpose of Newco formulating offers of employment to such employees; provided, however, that neither Intel nor ST will make personnel records available for inspection or copying except with respect to Intel Transferred Employees who are employed by an Intel Transferred Entity as of the Closing Date and ST Transferred Employees who are employed by an ST Transferred Entity as of the Closing Date.
     (e) Equity Plan. The Parties shall cause Newco to implement the Equity Plan at or prior to the Closing.

     4.12 Additions to and Modifications of Schedules.
     (a) If on any date on or prior to the date two Business Days prior to the Closing Date (the “Determination Date”), any of the information provided by Intel in any of the Specified Intel Schedules or by ST in any of the Specified ST Schedules or by Newco in any of the Specified Newco Schedules, as the case may be, is not true, accurate and complete in all material respects on and as of such date, the Party that provided such schedule shall be entitled to amend such schedule to make additions to or modifications of such schedule necessary to make the information set forth therein true, accurate and complete in all material respects and shall promptly deliver such amended schedule to the other Party, and such schedule shall be deemed amended to reflect such additions and modifications for all purposes. If any of the Specified Intel Representations made by Intel, the Specified ST Representations made by ST, or the Specified Newco Representations made by Newco, as the case may be, would not be true, accurate and complete in all material respects on and as of the Closing Date unless additional information with respect thereto were set forth in a new schedule not previously included in the applicable Disclosure Letter, such Party shall be entitled to amend such Disclosure Letter to add such new schedule, and shall promptly deliver such new schedule to the other Party, which schedule shall thereupon be deemed to be a part of such Disclosure Letter for all purposes.
     (b) On the Determination Date, each of Intel and ST may, but shall not be obligated to, (i) amend and deliver to Newco any schedule to the Intel ATA Disclosure Letter or ST ACA Disclosure Letter, as applicable, upon which any Intel Transferred Assets or ST Transferred Assets described in Section 2.1 (and to the extent of such amendments, any Liabilities associated with such Intel Transferred Assets or ST Transferred Assets that would be Intel Transferred Liabilities or ST Transferred Liabilities under Section 2.3 of the Intel Asset Transition Agreement or ST Asset Contribution Agreement, as the case may be, including Liabilities under any Intel Transferred Contract or ST Transferred Contract included in such amendment, shall be Intel Transferred Liabilities or ST Transferred Liabilities, as applicable) of each of the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement are listed or identified, and (ii) deliver any such new schedule to the Intel ATA Disclosure Letter or ST ACA Disclosure Letter, as applicable, upon which any Intel Transferred Assets or ST Transferred Assets described in Section 2.1 (and to the extent of such amendments, any Liabilities associated with such Intel Transferred Assets or ST Transferred Assets that would be Intel Transferred Liabilities or ST Transferred Liabilities under Section 2.3 of the Intel Asset Transition Agreement or ST Asset Contribution Agreement, as the case may be, including Liabilities under any Intel Transferred Contract or ST Transferred Contract included in such amendment, shall be Intel Transferred Liabilities or ST Transferred Liabilities, as applicable) of each of the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement are listed or identified, if Intel or ST, as the case may be, in its sole discretion, determines that such amendments will provide greater assurances that the representations made by Intel in Section 3.17 (Intel Transferred Assets) of the Intel Asset Transfer Agreement and by ST in Section 3.17 (ST Transferred Assets) of the ST Asset Contribution Agreement, respectively, are accurate on the Closing Date, or in order that each such schedule shall more accurately reflect the removal of any assets or Liabilities on any such schedule which have, in the ordinary course of the Intel Business or the ST Business, as the case may be, ceased to exist or which have been disposed of or extinguished by the Intel Business or the ST Business in accordance with Section 4.9 and Section 4.10, respectively, as applicable, in the ordinary course of business between the date hereof (or, if such schedule was prepared as of an earlier date, such earlier date) and the Determination Date.
     (c) On or within 30 days after the Closing Date, each of Intel and ST may (i) further amend and deliver to Newco any schedule to the Intel ATA Disclosure Letter or ST ACA Disclosure Letter, as applicable, upon which any Intel Transferred Assets or ST Transferred Assets described in Section 2.1 (and to the extent of such amendments, any Liabilities associated with such Intel Transferred Assets or ST Transferred Assets that would be Intel Transferred Liabilities or ST Transferred Liabilities under Section 2.3 of the Intel Asset Transition Agreement or ST Asset Contribution Agreement, as the case may be, including Liabilities under any Intel Transferred Contract or ST Transferred Contract included in such amendment, shall be Intel Transferred Liabilities or ST Transferred Liabilities, as applicable) of each of the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement are listed or identified, and (ii) deliver any such new schedule to the Intel ATA Disclosure Letter or ST ACA Disclosure Letter, as applicable, upon which any Intel Transferred Assets or ST Transferred Assets described in Section 2.1 (and to the extent of such amendments, any Liabilities associated with such Intel Transferred Assets or ST Transferred Assets that would be Intel Transferred Liabilities or ST Transferred Liabilities under Section 2.3 of the Intel Asset Transition Agreement or ST Asset Contribution Agreement, as the case may be, including Liabilities under any Intel Transferred Contract or ST Transferred Contract included in such amendment, shall be Intel Transferred Liabilities or ST Transferred Liabilities, as applicable) of each of the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement are listed or identified, if Intel or ST, as the case may be, in its sole discretion, determines that such amendments will provide greater assurances that the representations made by Intel in Section 3.17 (Intel Transferred Assets) of the Intel Asset Transfer Agreement and by ST in Section 3.17 (ST Transferred Assets) of the ST Asset Contribution Agreement, respectively, are accurate as of the Closing Date, or in order that, each such schedule shall more accurately reflect the removal of any assets or Liabilities on any such schedule which have, in the ordinary course of the Intel Business or the ST Business, as the case may be, ceased to exist or which have been disposed of or extinguished by the Intel Business or the ST Business, as applicable, in the ordinary course of business between the Determination Date (or, if such schedule was prepared as of an earlier date, such earlier date) and the Closing Date in accordance with Section 4.9 and Section 4.10, respectively.
     (d) For any additions or modifications made by a Party (i) to correct inaccuracies of the Specified Intel Representations or Specified ST Representations, as the case may be (including those representations and warranties which are expressed with respect to a date prior to the date hereof) for facts, events or circumstances occurring prior to or existing on and as of the date hereof, and, in the case of a representation or warranty made to the Knowledge of a Party, of which such Party had Knowledge on and as of the date hereof, (ii) to reflect any facts, events or circumstances which resulted from a breach of Section 4.9 or Section 4.10 hereof, as applicable, or (iii) to update, correct or otherwise modify any of the representations set forth in Section 3.2 (Authorization and Enforceability), Section 3.4 (Non-contravention), Section 3.7 (Litigation), Section 3.9 (Compliance with Applicable Laws), Section 3.10 (Tax Matters), Section 3.11 (Intellectual Property), Section 3.13 (Financial Information), Section 3.14 (Absence of Certain Changes), Section 3.17 (Intel Transferred Assets or ST Transferred Assets, as applicable), Section 3.20 (Inventories), Section 3.21 (Advisory Fees), Section 3.22 (Transferred Entities and Transferred Interests) and Section 3.23 (Investment Representations) of the Intel Asset Transfer Agreement or ST Asset Contribution Agreement, then in each such case, Newco shall be entitled to indemnification therefor pursuant to, and subject to the limitations set forth in, Article VI of the Intel Asset Transfer Agreement or ST Asset Contribution Agreement, as applicable, to the same extent as if such additions and modifications had not been made.
     (e) Notwithstanding anything in this Agreement to the contrary, any addition or modification to the Specified Intel Schedules and/or the Specified ST Schedules shall be disregarded for purposes of determining whether (i) the conditions set forth in Section 5.1(a) (Performance by ST) shall have been satisfied in respect of the representations and warranties set forth in Section 3.14(i) (Absence of Certain Changes) of the ST Asset Contribution Agreement, (ii) the conditions set forth in Section 5.2(a) (Performance by Intel) shall have been satisfied in respect of the representations and warranties set forth in Section 3.14(i) (Absence of Certain Changes) of the Intel Asset Transfer Agreement, and (iii) the conditions set forth in Section 5.3(a) (Performance by Intel) and Section 5.3(b) (Performance by ST) shall have been satisfied in respect of the representations and warranties set forth in Section 3.14(i) of the ST Asset Contribution Agreement or Section 3.14(i) of the Intel Asset Transfer Agreement.
     (f) Other than as set forth in Section 4.12(a), (b), (c), and (d) without the consent of the other Party or Parties, as applicable, no Party may make any changes, supplements, amendments or modifications to any Disclosure Letter with respect to any fact, event or circumstance occurring after the date hereof.
     4.13 Third Party Appraisal and Allocation; Dutch Auditors.
     (a) As soon as practicable but no later than 20 days following the date hereof, ST shall identify to Intel three “internationally-recognized” firms, at least two of which are “Big 4” firms reasonably believed not to have a conflict of interest; and (b) as soon as reasonably practicable, but no later than 10 days after the receipt of the names, Intel, in its sole discretion, shall select one of the firms (the “Third Party Appraisal Firm”) for each of Intel and ST to retain to perform the Third Party Appraisals.
     (b) Intel and ST shall each select an office of the Third Party Appraisal Firm that will jointly: (i) value Newco’s net assets; and (ii) allocate the value of Newco’s net assets to Newco’s individual assets and liabilities, in accordance with GAAP, which allocation shall become Newco’s opening balance sheet.

     (c) Each Party agrees to pursue and timely obtain, or to cause Newco or its Affiliates to pursue and timely obtain, such auditor’s certificates pursuant to article 2.204b and 2.204c (as applicable) of the Dutch Civil Code as are required to give effect to the transactions contemplated in this Agreement and the other Transaction Documents.
     4.14 Notices of Certain Intel Events. Intel shall promptly notify ST and FP of:
     (a) any notice or other communication from any Person alleging the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Intel Asset Transfer Agreement to the extent such consent would have been required to have been disclosed on Schedule 3.8(b) of the Intel ATA Disclosure Letter;
     (b) any notice or other communication from any Governmental Authority regarding any material Governmental Approval in connection with the transactions contemplated by this Agreement;
     (c) any Claims, investigations or Proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Intel or the Intel Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.7 (Litigation) of the Intel Asset Transfer Agreement or that challenge or in any manner seek to prohibit the transactions contemplated hereby or the consummation of the Closing; and
     (d) any damage, destruction or other casualty loss that is material to the Intel Transferred Assets, taken as a whole;
     provided, however, that the delivery of any notice pursuant to this Section 4.14 shall not limit or otherwise affect the remedies available to Newco under the Intel Asset Transfer Agreement.
     4.15 Notices of Certain ST Events. ST shall promptly notify Intel and FP of:
     (a) any notice or other communication from any Person alleging the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the ST Asset Contribution Agreement to the extent such consent would have been required to have been disclosed on Schedule 3.8(b) of the ST ACA Disclosure Letter;
     (b) any notice or other communication from any Governmental Authority regarding any material Governmental Approval in connection with the transactions contemplated by this Agreement;
     (c) any Claims, investigations or Proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting ST or the ST Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.7 (Litigation) of the ST Asset Contribution Agreement or that challenge the consummation of the transactions contemplated hereby or thereby;

     (d) any damage, destruction or other casualty loss that is material to the ST Transferred Assets, taken as a whole;
     provided, however, that the delivery of any notice pursuant to this Section 4.15 shall not limit or otherwise affect the remedies available to Newco under the ST Asset Contribution Agreement.
     4.16 Newco Formation and Preparation. As soon as reasonably practicable following the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act and any other applicable similar merger notification laws or regulations of foreign Governmental Authorities, the Parties hereto shall take any and all actions necessary in order to incorporate Newco as a private company with limited liability organized under the laws of The Netherlands and prepare Newco to commence its operations immediately following the Closing, including without limitation, to:
     (a) cause a civil law notary (i) to execute a Deed of Incorporation in a form reasonably agreed by the Parties in which the Parties each shall be named as joint incorporators of Newco, (ii) to register Newco with the Dutch Trade Register and (iii) to execute a deed of issuance of shares in Newco’s capital, which shall reflect the shareholdings of the Parties in Newco in the following manner: ST 48.58%, Intel 45.10% and FP Holdco 6.32%, and take all other actions reasonably necessary in connection therewith;
     (b) provide the initial capitalization to Newco as provided in the Deed of Incorporation, which capitalization shall be at least equal to the minimum capitalization provided by the laws of The Netherlands, in the respective percentages as provided in subsection (a) above;
     (c) cause Newco to purchase and maintain directors and officers insurance as required by Section 6.9 of the Shareholders’ Agreement;
     (d) establish upon incorporation of Newco the Management Board of Newco which shall, prior to the Closing, have a sole Managing Director, who shall be FP; provided that FP shall not, in its capacity as the Managing Director, cause Newco to take any action or execute any agreement or document that is not contemplated by this Agreement unless each of Intel and ST shall consent thereto in writing, and in no event shall Newco conduct operations or engage in the conduct of any business prior to the Closing; provided, further, that each of Intel and ST shall advance 50% of all costs or expenses incurred by or on behalf of FP on behalf of or for the benefit of Newco in the performance of the activities set forth in this Section 4.16, and immediately after the Closing, Newco shall reimburse Intel and ST for all amounts so advanced; provided, further that prior to the Closing, to the maximum extent permitted by Applicable Law, the Managing Director of Newco shall not be personally liable for any obligations of Newco and ST and Intel shall each indemnify FP and its directors, officers, employees and agents, solely in respect of actions in its capacity as sole Managing Director (the “Indemnified Persons”) against 50% of all Losses resulting from or arising out of, and shall hold the Indemnified Persons harmless from, any action taken or any failure to take any action at or prior to the Closing; provided, however, that no indemnification shall be provided to any Indemnified Person for a Loss if such Loss resulted primarily from any action not permitted by this Agreement or approved by Intel and ST or resulted primarily from an act of fraud, dishonesty or other willful misconduct by FP; provided, further, that to the extent permitted by Applicable Law, 50% of all expenses (including legal fees) actually and reasonably incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by each of ST and Intel prior to the final disposition of such claim upon receipt by ST and Intel of an undertaking by or on behalf of an Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor pursuant to this Section 4.16(d);
     (e) FP shall, in its capacity as Managing Director, cause Newco to take all actions required by this Agreement to be taken by Newco prior to the Closing and any other such actions as are reasonably necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents;
     (f) vote at a general meeting of shareholders of Newco the shares of which such Party is the registered holder or for which such Party shall otherwise have the ability to control or direct the voting thereof at any such general meeting of shareholders, or execute a written resolution with respect to such shares, in favor of any resolution required by or necessary pursuant to the Transaction Documents to effect the Closing; provided, that the foregoing shall not require any Party to waive any right that such Party has under any Transaction Document, or to consent (or withhold its consent) to any waiver requested by any party under any Transaction Document;
     (g) FP shall, in its capacity as Managing Director, adopt any resolution required or necessary to be adopted by Newco to effect the Closing, to the extent required by Applicable Law;
     (h) cause Newco to organize such Subsidiaries as reasonably requested by the Parties;
     (i) cause Newco to open bank accounts as reasonably requested by any Party in order to facilitate the actions set forth herein and to carry out the transactions contemplated by the Transaction Documents;
     (j) cause Newco to execute and deliver the Intel Option Agreement to Intel or an Affiliate of Intel at least five days prior to the Closing Date;
     (k) cause Newco to execute each Transaction Document to which it is to become a party as well as any other instruments, certificates, authorizations and other documents or papers required to be executed and delivered by Newco on or before the Closing;
     (l) cause Newco to execute any waivers or consents, including in connection with the waiver of closing conditions as set forth in the Transaction Documents, (i) with respect to any obligation or duty of ST, if Intel and FP each consents in writing to Newco granting such waiver or consent, (ii) with respect to any obligation or duty of Intel, if ST and FP each consents in writing to Newco granting such waiver or consent, and (iii) with respect to any obligation or duty of FP, if Intel and ST each consents in writing to Newco granting such waiver or consent; provided, further, that Newco shall refrain from executing or otherwise granting any waiver or consent without the prior written consent of the Parties as set forth in the preceding clause; and
     (m) cause Newco to take all actions set forth in Section 2.10 (Deliveries by Newco) of the Intel Asset Transfer Agreement and Section 2.10 (Deliveries by Newco) of the ST Asset Contribution Agreement;
     provided that, in addition to the provisions set forth above in this Section 4.16, the Parties shall use reasonable efforts to prevent Newco from taking any actions not set forth above without the prior consent of each of the Parties, which consent shall not be unreasonably withheld or delayed.
     4.17 Newco Tax Election. The Parties agree that, unless Intel otherwise directs, (a) the organizational documents of Newco shall authorize Newco to elect, and Newco will elect, effective upon its formation, to be treated as a partnership for U.S. income tax purposes, and (b) Newco’s principal operating subsidiary will elect, effective upon its formation, to be treated as a disregarded entity for U.S. income tax purposes, and the Parties shall cooperate as reasonably requested by Intel (including by executing any such election) in order to effectuate such elections. The Parties acknowledge that any such election shall be filed on Internal Revenue Service Form 8832 (or any successor form) no later than 75 days after the formation under Dutch law of Newco or such principal operating subsidiary, as the case may be. The Parties further agree that they will notify Intel prior to the direct or indirect acquisition or formation by Newco or its Subsidiaries of any entity that will become a Subsidiary of Newco, and shall cooperate as Intel may request to cause any such entity to be an “eligible entity” as defined in U.S. Treasury Regulation Section 301.7701-3(a) and to elect such tax status with respect to such entity (either as a disregarded entity, partnership or corporation) for U.S. federal income tax purposes as Intel may request, effective as of the date of formation of such entity unless otherwise requested by Intel.
     4.18 Newco Closing Reorganization. On or immediately prior to the Closing Date, the Parties shall cause Newco to take the actions contemplated by Schedule 4.18 to each Master Agreement Disclosure Letter.
     4.19 Cooperation with Financing. Each Party shall, and shall cause its Subsidiaries, and cause Newco and its Subsidiaries, and their respective appropriate representatives to, provide, reasonable cooperation in connection with the arrangement of the Contemplated Financing as may be reasonably requested by any other Party, including, using reasonable efforts to: (a) provide due diligence materials to the parties to the Commitment Letter or other potential financing sources; (b) assist Newco and its financing sources in the preparation, if applicable, of an offering document for such Contemplated Financing and materials for rating agency presentations; (c) cooperate with the marketing efforts of Newco and its financing sources for such Contemplated Financing; (d) provide such other documents as may be reasonably requested by Newco; and (e) facilitate the pledge of collateral owned by Newco or its Subsidiaries to secure the Contemplated Financing at and after the Effective Time.
     4.20 Environmental Consultants. As promptly as practicable (but in no event later than 40 days) after the date hereof, (a) Intel shall select and engage the Environmental Consultant to conduct the ST Environmental Reports and (b) ST shall select and engage the Environmental Consultant to conduct the Intel Environmental Reports.
     4.21 Hynix JV Matters. As soon as practicable following the date hereof, ST shall agree to maintain such minimum ownership interest in Newco for such minimum period of time (not to exceed two years) as Hynix may reasonably require in order for Newco to be a “Designated Third Party” for purposes of the agreements set forth in both (a) that certain letter agreement between Hynix and ST dated March 23, 2007 amending the Joint Venture Agreement, dated as of November 16, 2004 (as supplemented and amended by letter agreements dated April 8, 2005, April 19, 2005, April 27, 2005 and June 10, 2005) of the Hynix JV and (b) the Agreement on the Amendment of the Articles of Association of the Hynix JV between Hynix and ST dated March 23, 2007.
     4.22 Facility Transfer Term Sheets.
     (a) Intel shall, and shall cause its Subsidiaries to effect the transfer of the Intel Real Property at the Closing in accordance with the terms of the Facility Transfer Term Sheets attached to Schedule 4.22(a) of the Intel Master Agreement Disclosure Letter, subject to the terms and conditions thereof.
     (b) ST shall, and shall cause its Subsidiaries to effect the transfer of the ST Transferred Facilities at the Closing in accordance with the terms of the Facility Transfer Term Sheets attached to Schedule 4.22(b) of the ST Master Agreement Disclosure Letter, subject to the terms and conditions thereof.
     4.23 Governmental Consents. From the date hereof until the earlier of the Closing Date or the date upon which this Agreement is terminated in accordance with Section 6.1(c), Intel shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things necessary on their part to obtain the Governmental Consents on the terms and conditions that satisfy the requirements set forth in Schedule 5.1(f) of the Intel Master Agreement Disclosure Letter and Schedule 5.2(f) of the ST Master Agreement Disclosure Letter as soon as reasonably practicable, including preparing and filing as soon as reasonably practicable all documentation to effect all necessary notices, reports and other filings.
     4.24 Release of Liens. On the Closing Date, the Intel Transferors and ST Transferors shall deliver the Intel Transferred Assets and ST Transferred Assets, respectively, to Newco and its Subsidiaries free and clear of Liens, other than Permitted Liens, except as otherwise provided in the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement.
     4.25 ST Litigation. ST shall be financially responsible for any and all costs and liabilities, including but not limited to license fees, royalties, and damages awarded by a court or administrative agency, that accrue in or as a result of Proceedings with respect to ST Products imported, used or sold prior to Closing. Newco shall be financially responsible for any and all costs and liabilities, including but not limited to license fees, royalties, and damages awarded by a court or administrative agency, that accrue in or as a result of Proceedings with respect to ST Products imported, used or sold by Newco or any of its Subsidiaries on or subsequent to Closing. Notwithstanding the above, each Party shall be responsible for their respective legal fees and associated costs related to such Proceedings regardless of when incurred.
     4.26 Intel Litigation. Intel shall be financially responsible for any and all costs and liabilities, including but not limited to license fees, royalties, and damages awarded by a court or administrative agency, that accrue in or as a result of Proceedings with respect to Intel Products imported, used or sold prior to Closing. Newco shall be financially responsible for any and all costs and liabilities, including but not limited to license fees, royalties, and damages awarded by a court or administrative agency, that accrue in or as a result of Proceedings with respect to Intel Products imported, used or sold by Newco or any of its Subsidiaries on or subsequent to Closing. Notwithstanding the above, each Party shall be responsible for their respective legal fees and associated costs related to such Proceedings regardless of when incurred.
     4.27 Confidentiality Agreement. Immediately following the formation of Newco pursuant to Section 4.16, the Parties shall cause Newco to become a party to the Confidentiality Agreement.
     4.28 Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other commercially reasonable actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
ARTICLE V
CONDITIONS TO CLOSING
     5.1 Conditions to Obligations of Intel. The obligations of Intel to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:
     (a) Performance by ST. (i) ST shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of ST contained in Section 3.2 shall be true and correct at and as of the Closing as if made at and as of the Closing Date (rather than at and as of the date hereof), provided, however, that those representations and warranties set forth in Sections 3.1 — 3.24 of the ST Asset Contribution Agreement (incorporated herein by reference) and which within such sections address matters only as of a certain date specific shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or ST Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an ST Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of ST to the foregoing effect.

     (b) Performance by FP and FP Holdco. (i) Each of FP and FP Holdco shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of FP and FP Holdco contained in Section 3.3 shall be true and correct at and as of the Closing as if made at and as of such date (other than those representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or FP Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an FP Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of each of FP and FP Holdco to the foregoing effect.
     (c) No Violation. No Governmental Authority shall have enacted, issued, promulgated or entered any Applicable Law which is in effect on the Closing Date which has or would have the effect of prohibiting, restraining or enjoining the consummation of the transactions contemplated by this Agreement. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or other Governmental Authority that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transfers contemplated hereby or the consummation of the Closing, or imposing upon Intel material fines or penalties in respect thereof, shall be in effect as of the Closing Date, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to prohibit the transfer contemplated hereby or the consummation of the Closing.
     (d) Transaction Documents. Each of ST, FP, FP Holdco and Newco (and each of their respective Affiliates) shall have executed and delivered to Intel each Transaction Document, substantially in the form attached hereto, or attached to the form of Intel Asset Transfer Agreement or ST Asset Contribution Agreement, to which each of them, respectively, is a party.
     (e) Governmental Approvals. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and any waiting period (and any extension thereof) under any other applicable similar merger notification laws or regulations of foreign Governmental Authorities shall have expired or been terminated. Any Governmental Approvals required under any such laws or regulations in connection with the consummation of the transactions contemplated hereby shall have been obtained.
     (f) Consents. Intel shall have received the Consents identified on Schedule 5.1(f) of the Intel Master Agreement Disclosure Letter on terms and conditions that satisfy the requirements set forth in Schedule 5.1(f) of the Intel Master Agreement Disclosure Letter.

     (g) No ST Material Adverse Effect. There shall not have occurred since the date hereof any ST Material Adverse Effect that is continuing, and Newco shall have received a certificate signed by a duly authorized executive officer of ST to the foregoing effect.
     (h) Audited Financial Statements. ST shall have delivered to Intel audited statements of revenue and direct expenses for the ST Business for the years ended December 31, 2005 and December 31, 2006, and the following balance sheet captions: accounts receivable, inventories, fixed assets, intangible assets and equity investments, as of December 31, 2005 and December 31, 2006 and related notes to these statements. The financial statements shall be prepared to report the ST Business as it has been reported in ST’s consolidated financial statements applying GAAP and following the presentation basis adopted by ST in its consolidated financial statements, consistently applied (collectively, “ST Business Audited Financial Statements”).
     (i) Contemplated Financing. The Contemplated Financing shall have been provided to Newco; provided that the Contemplated Financing does not result in Newco and its Subsidiaries having more than $1,300,000,000 of aggregate Indebtedness outstanding as of the Closing.
     (j) Dutch Auditor’s Certificates. Each Party (and its Affiliates), as applicable, shall have obtained such auditor’s certificate(s) pursuant to article 2:204b or 2:204c (as applicable) of the Dutch Civil Code as are required to give effect to the transactions contemplated in this Agreement and the other Transaction Documents.
     (k) Minimum Cash. On the Closing Date, following payment by Newco of any fees and expenses incurred by Newco in connection with the Closing of the Transactions contemplated hereby, but in any event not including the costs set forth in Section 4.16(d), Newco shall have on hand at least $500,000,000 in Cash and Cash Equivalents.
     5.2 Conditions to Obligations of ST. The obligations of ST to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:
     (a) Performance by Intel. (i) Intel shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of Intel contained in Section 3.1 shall be true and correct at and as of the Closing as if made at and as of the Closing Date (rather than at and as of the date hereof); provided, however, that those representations and warranties set forth in Sections 3.1 - 3.24 of the Intel Asset Transfer Agreement (incorporated herein by reference) and which within such sections address matters only as of a certain date specific shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or Intel Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an Intel Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of Intel to the foregoing effect.

     (b) Performance by FP and FP Holdco. (i) Each of FP and FP Holdco shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of FP and FP Holdco contained in Section 3.3 shall be true and correct at and as of the Closing as if made at and as of such date (other than those representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or FP Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an FP Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of each of FP and FP Holdco to the foregoing effect.
     (c) No Violation. No Governmental Authority shall have enacted, issued, promulgated or entered any Applicable Law which is in effect on the Closing Date which has or would have the effect of prohibiting, restraining or enjoining the consummation of the transactions contemplated by this Agreement. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or other Governmental Authority that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transfers contemplated hereby or the consummation of the Closing, or imposing upon ST material fines or penalties in respect thereof, shall be in effect as of the Closing Date, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to prohibit the transfer contemplated hereby or the consummation of the Closing.
     (d) Transaction Documents. Each of Intel, FP, FP Holdco and Newco (and each of their respective Affiliates) shall have executed and delivered to ST each Transaction Document substantially in the form attached hereto, or attached to the form of Intel Asset Transfer Agreement or ST Asset Contribution Agreement, to which each of them, respectively, is a party.
     (e) Governmental Approvals. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and any waiting period (and any extension thereof) under any other applicable similar merger notification laws or regulations of foreign Governmental Authorities shall have expired or been terminated. Any Governmental Approvals required under any such laws or regulations in connection with the consummation of the transactions contemplated hereby shall have been obtained.
     (f) Consents. Intel shall have received the Consents identified on Schedule 5.2(f) of the ST Master Agreement Disclosure Letter on terms and conditions that satisfy the requirements set forth in Schedule 5.2(f) of the ST Master Agreement Disclosure Letter.

     (g) No Intel Material Adverse Effect. There shall not have occurred since the date hereof any Intel Material Adverse Effect that is continuing, and Newco shall have received a certificate signed by a duly authorized executive officer of Intel to the foregoing effect.
     (h) Audited Financial Statements. Intel shall have delivered to ST audited statements of revenues and direct expenses for the Intel Business for the years ended December 31, 2005 and December 30, 2006, and the following balance sheet captions: accounts receivable, inventories, fixed assets and, if applicable, other assets as of December 31, 2005 and December 30, 2006, and related notes to these statements. The financial statements shall be prepared to report the Intel Business as it has been reported in Intel’s consolidated financial statements applying GAAP and following the presentation basis adopted by Intel in its consolidated financial statements, consistently applied (collectively, “Intel Business Audited Financial Statements”).
     (i) Contemplated Financing. The Contemplated Financing shall have been provided to Newco; provided that the Contemplated Financing does not result in Newco and its Subsidiaries having more than $1,300,000,000 of aggregate Indebtedness outstanding as of the Closing.
     (j) Dutch Auditor’s Certificates. Each Party (and its Affiliates), as applicable, shall have obtained such auditor’s certificate(s) pursuant to article 2:204b or 2:204c (as applicable) of the Dutch Civil Code as are required to give effect to the transactions contemplated in this Agreement and the other Transaction Documents.
     (k) Minimum Cash. On the Closing Date, following payment by Newco of any fees and expenses incurred by Newco in connection with the Closing of the Transactions contemplated hereby, but in any event not including the costs set forth in Section 4.16(d), Newco shall have on hand at least $500,000,000 in Cash and Cash Equivalents.
     5.3 Conditions to Obligations of FP and FP Holdco. The obligations of FP and FP Holdco to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:
     (a) Performance by Intel. (i) Intel shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of Intel contained in Section 3.1 shall be true and correct at and as of the Closing as if made at and as of the Closing Date (rather than at and as of the date hereof), provided, however, that those representations and warranties set forth in Sections 3.1 - 3.24 of the Intel Asset Transfer Agreement (incorporated herein by reference) and which within such sections address matters only as of a certain date specific shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or Intel Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an Intel

Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of Intel to the foregoing effect.
     (b) Performance by ST. (i) ST shall have performed and satisfied in all material respects its obligations and covenants hereunder to the extent such obligations and covenants are required to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of ST contained in Section 3.2 shall be true and correct at and as of the Closing as if made at and as of the Closing Date (rather than at and as of the date hereof); provided, however, that those representations and warranties set forth in Sections 3.1 — 3.24 of the ST Asset Contribution Agreement (incorporated herein by reference) and which within such sections address matters only as of a certain date specific shall be true and correct as of such certain date), except, in any case, for failures of such representations and warranties (disregarding any materiality or ST Material Adverse Effect qualifications contained in any such representation or warranty) to be true and correct that have not had and would not reasonably be expected to have an ST Material Adverse Effect, and (iii) Newco shall have received a certificate signed by a duly authorized executive officer of ST to the foregoing effect.
     (c) No Violation. No Governmental Authority shall have enacted, issued, promulgated or entered any Applicable Law which is in effect on the Closing Date which has or would have the effect of prohibiting, restraining or enjoining the consummation of the transactions contemplated by this Agreement. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or other Governmental Authority that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transfers contemplated hereby or the consummation of the Closing, or imposing upon FP or FP Holdco material fines or penalties in respect thereof, shall be in effect as of the Closing Date, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to prohibit the transfer contemplated hereby or the consummation of the Closing.
     (d) Transaction Documents. Each of Intel, ST and Newco (and each of their respective Affiliates) shall have executed and delivered to FP and FP Holdco each Transaction Document, substantially in the form attached hereto, or attached to the form of Intel Asset Transfer Agreement or ST Asset Contribution Agreement, to which each of them, respectively, is a party.
     (e) Governmental Approvals. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and any waiting period (and any extension thereof) under any other applicable similar merger notification laws or regulations of foreign Governmental Authorities shall have expired or been terminated. Any Governmental Approvals required under any such laws or regulations in connection with the consummation of the transactions contemplated hereby shall have been obtained.

     (f) No Intel Material Adverse Effect. There shall not have occurred since the date hereof any Intel Material Adverse Effect that is continuing, and Newco shall have received a certificate signed by a duly authorized executive officer of Intel to the foregoing effect.
     (g) No ST Material Adverse Effect. There shall not have occurred since the date hereof any ST Material Adverse Effect that is continuing, and Newco shall have received a certificate signed by a duly authorized executive officer of ST to the foregoing effect.
     (h) Audited Financial Statements. Intel shall have delivered to FP the Intel Business Audited Financial Statements and ST shall have delivered to FP the ST Business Audited Financial Statements.
     (i) Contemplated Financing. The Contemplated Financing shall have been provided to Newco; provided that the Contemplated Financing does not result in Newco or its Subsidiaries having more than $1,300,000,000 of aggregate Indebtedness outstanding as of the Closing.
     (j) Dutch Auditor’s Certificates. Each Party (and its Affiliates), as applicable, shall have obtained such auditor’s certificate(s) pursuant to article 2:204b or 2:204c (as applicable) of the Dutch Civil Code as are required to give effect to the transactions contemplated in this Agreement and the other Transaction Documents.
     (k) Minimum Cash. On the Closing Date, following payment by Newco of any fees and expenses incurred by Newco in connection with the Closing of the Transactions contemplated hereby, but in any event not including the costs set forth in Section 4.16(d), Newco shall have on hand at least $500,000,000 in Cash and Cash Equivalents.
ARTICLE VI
TERMINATION
     6.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by mutual written agreement of the Parties;
     (b) by written notice from any Party to the other Parties if:
     (i) the Closing has not been effected on or prior to the close of business on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any Party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to the aforesaid date; provided, further, that if the sole conditions to Closing in Article V that remain unsatisfied (or unwaived) as of the aforesaid date are set forth in any of Sections 5.1(e) (Governmental Approvals), 5.1(f) (Governmental Consents), 5.1(i) (Contemplated Financing), 5.1(k) (Minimum Cash), 5.2(e) (Governmental Approvals), 5.2(f) (Governmental Consents), 5.2(i) (Contemplated Financing, 5.2(k) (Minimum Cash), 5.3(e) (Governmental Approvals), 5.3(i) (Contemplated Financing), or 5.3(k) (Minimum

Cash), provided that a binding commitment in respect of the Contemplated Financing obtained by one or more Parties shall be in full force and effect with a term ending no earlier than February 29, 2008, then any Party may, in its sole discretion and upon written notice to the other Parties, extend the aforesaid date to a date no later than February 29, 2008 (and in such event, all references herein to the Termination Date shall be to such date as so extended); provided, further, that after such Termination Date (as so extended) any further extension of the term of this Agreement shall require the consent of each Party;
     (ii) any Applicable Law shall be enacted or become applicable that makes the transactions contemplated hereby or the consummation of any of the Closing illegal or otherwise prohibited;
     (iii) any judgment, injunction, order or decree enjoining any Party hereto from consummating the transactions contemplated hereby or the Closing is entered, and such judgment, injunction, order or decree shall become final and nonappealable;
     (iv) any other Party is in material breach or material default of any covenant contained herein or there are any inaccuracies or misrepresentations in another Party’s representations or warranties herein (disregarding any materiality or “Material Adverse Effect” qualifications contained in any such representation or warranty) which have had, or if not cured prior to the Closing Date would have, in the case of Intel, an Intel Material Adverse Effect, in the case of ST, an ST Material Adverse Effect, or in the case of FP, an FP Material Adverse Effect , as the case may be, and such breach or default, shall not be cured or waived within 20 Business Days after written notice is delivered by any of the non-breaching Parties specifying, in reasonable detail, such claimed material breach or default and demanding its cure or satisfaction; provided that if it is not reasonably practicable to cure such breach or default within 20 Business Days but such breaching Party is using its commercially reasonable efforts to promptly cure, then such Party shall have an additional 10 Business Days to cure the breach;
     (c) by written notice from ST to the other Parties as follows:
     (i) if the conditions to the obligations of Intel to close set forth in Sections 5.1(a) (Performance by ST), 5.1(c) (No Violation), 5.1(e) (Governmental Approvals), 5.1(g) (No ST Material Adverse Effect) and 5.1(h) (Audited Financial Statements) hereof have been satisfied as of December 15, 2007, but the condition to the obligation of ST to close set forth in Section 5.2(f) (Governmental Consents) has not been satisfied as of such date; then ST may provide written notice of termination to the other Parties on December 15, 2007 provided that any such written notice from ST (i) shall not be effective until December 31, 2007 and (ii) shall only become effective on December 31, 2007 if

(A) the condition to the obligation of ST to close set forth in Section 5.2(f) (Governmental Consents) has not been satisfied as of such date and (B) if the conditions to the obligations of Intel to close set forth in Sections 5.1(a) (Performance by ST), 5.1(c) (No Violation), 5.1(e) (Governmental Approvals), 5.1(g) (No ST Material Adverse Effect) and 5.1(h) (Audited Financial Statements) hereof have been satisfied on December 31, 2007;
     (ii) if the Termination Date shall have been extended by any Party to February 29, 2008 in accordance with Section 6.1(b)(i), then ST and Intel shall meet prior to January 15, 2008 to discuss the next steps to be pursued by Intel, and unless ST shall have agreed in writing no later than January 15, 2008 to extend the Governmental Consents Termination Date to February 29, 2008, then ST may provide written notice of termination to the other Parties on January 15, 2008, provided that any such written notice from ST (A) shall not be effective until January 31, 2008 and (B) shall only become effective on January 31, 2008 if (1) the condition to the obligation of ST to close set forth in Section 5.2(f) (Governmental Consents) has not been satisfied as of such date and (2) if the conditions to the obligations of Intel to close set forth in Sections 5.1(a) (Performance by ST), 5.1(c) (No Violation), 5.1(e) (Governmental Approvals), 5.1(g) (No ST Material Adverse Effect) and 5.1(h) (Audited Financial Statements) hereof have been satisfied on January 31, 2008; or
     (iii) if the Termination Date shall have been extended by any Party to February 29, 2008 in accordance with Section 6.1(b)(i) and the conditions to the obligations of Intel to close set forth in Sections 5.1(a) (Performance by ST), 5.1(c) (No Violation), 5.1(e) (Governmental Approvals), 5.1(g) (No ST Material Adverse Effect) and 5.1(h) (Audited Financial Statements) hereof have been satisfied as of February 29, 2008, but the condition to the obligation of ST to close set forth in Section 5.2(f) (Governmental Consents) has not been satisfied as of such date, then ST may provide written notice of termination to the other Parties.
     6.2 Effect of Termination.
     (a) If this Agreement is terminated pursuant to Section 6.1(a), (b), or (c), all obligations of the Parties hereunder (except for this Section 6.2, Section 4.7 (Non-Solicitation of Employees) and Article VII (Miscellaneous)) shall terminate without Liability of any Party to any other Party and the representations and warranties made herein shall not survive beyond a termination of this Agreement. Nothing contained in this Section 6.2 shall relieve any Party of Liability for any breach of any representation, warranty or covenant contained in this Agreement that occurred prior to the date of termination of this Agreement.
     (b) If (i) ST terminates this Agreement pursuant to Section 6.1(c)(i), (ii) or (iii) or (ii) if (A) the conditions to the obligations of Intel to close set forth in Sections 5.1(a) (Performance by ST), 5.1(c) (No Violation), 5.1(e) (Governmental Approvals), 5.1(g) (No ST Material Adverse Effect) and 5.1(h) (Audited Financial Statements) hereof have been satisfied on December 31, 2007, (B) the condition to the obligation of ST to close set forth in Section 5.2(f) has not been satisfied as of December 31, 2007, (C) the Termination Date has not been extended under Section 6.1(b)(i), and (D) any Party terminates this Agreement pursuant to Section 6.1(b)(i), then Intel shall pay to ST a fee of $75,000,000 (the “Termination Fee”) in immediately available funds no later than five Business Days after such termination and Intel shall reimburse FP for (1) up to $2,500,000 of its reasonable costs and expenses actually incurred or accrued by FP in connection with the transactions contemplated hereby, plus (2) up to $5,000,000 of costs and expenses actually incurred or accrued by FP or its Affiliates on behalf of Newco, plus (3) any additional amounts incurred by FP or its Affiliates on behalf of Newco as may be agreed between Intel, ST and FP, in the cases of clauses (2) and (3), for the services described on Schedule 7.3 to each of the Master Agreement Disclosure Letters (the amounts set forth in (1), (2) and (3), collectively, the “FP Costs”). In the event that ST terminates this Agreement pursuant to Section 6.1(c)(i), (ii) or (iii), the Termination Fee and the FP Costs shall be payable by Intel regardless of whether or not any other Party shall have terminated this Agreement on the same date pursuant to Section 6.1(b)(i).
     (c) If any termination of this Agreement prior to Closing is attributable to a willful breach (i) by Intel of any representation or warranty of Intel contained in this Agreement, in no event shall the Liability of Intel for such breach to ST exceed $75,000,000 million or of Intel to FP and FP Holdco, collectively, exceed $7,500,000 million plus any additional expenses incurred by FP and its Affiliates on behalf of Newco as agreed by Intel, ST and Newco after the date hereof for services described on Schedule 7.3 to each of the Master Agreement Disclosure Letters, or (ii) by ST of any representation or warranty of ST contained in this Agreement, in no event shall the Liability of ST for such breach to Intel exceed $75,000,000 or of ST to FP and FP Holdco, collectively, exceed $7,500,000 plus any additional expenses incurred by FP and its Affiliates on behalf of Newco as agreed by Intel, ST and Newco after the date hereof for services described on Schedule 7.3 to each of the Master Agreement Disclosure Letters.
     (d) Each of the Parties acknowledges that the agreements contained in this Section 6.2 are an integral part of the transactions contemplated by this Agreement and the other Transaction Documents. In the event that Intel or ST shall fail to pay the Termination Fee when due, Intel or ST, as the case may be, shall reimburse the other for all reasonable costs and expenses actually incurred or accrued by the other (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 6.2.
     6.3 Termination of Representations and Warranties and Covenants Upon the Closing. Except as otherwise provided pursuant to the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement including without limitation Section 5.18 (Master Agreement Covenants) thereof, the representations and warranties of the Parties contained in Article III of this Agreement, and the covenants contained in Section 4.9 and Section 4.10 of this Agreement, shall terminate and be of no further force or effect immediately upon the consummation of the Closing; provided, however that the representations and warranties set forth in Sections 3.1(a), 3.2(a), and 3.3(a) (Existence and Good Standing), Sections 3.1(b), 3.2(b) and 3.3(b),

(Authorization; Enforceability) and Sections 3.1(g), 3.2(g), and 3.3(f) (Reliance) shall survive until the expiration of the applicable statute of limitations.
     6.4 Exclusive Remedy. The Parties hereby acknowledge and agree that following the Closing, no Person other than Newco shall have any rights with respect to any breach of any of the representations or warranties contained in Article III hereof or the covenants specified in Section 5.18 (Master Agreement Covenants) of each of the Intel Asset Transfer Agreement and the ST Asset Contribution Agreement. Newco’s sole remedy for any such breach (a) by Intel, shall be pursuant to Article VI of the Intel Asset Transfer Agreement and (b) by ST, shall be pursuant to Article VI of the ST Asset Contribution Agreement.
ARTICLE VII
MISCELLANEOUS
     7.1 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by U.S. registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier delivery, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (d) in the case of mailing, on the fifth Business Day following that on which the piece of mail containing such communication is posted to the address provided herein or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any Party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Notices to Parties pursuant to this Agreement shall be given:
(a)	to Intel Corporation:
Intel Corporation
2200 Mission College Boulevard
Santa Clara, CA 95054
Attention: Treasurer
Telephone: (408) 765-8080
Facsimile: (408) 765-6038

with a copy to:
Intel Corporation
2200 Mission College Boulevard
Santa Clara, CA 95054
Attention: General Counsel
Telephone: (408) 765-8080
Facsimile: (408) 653-8050
and a copy to (which shall not constitute notice to Intel):
Gibson, Dunn & Crutcher LLP
1881 Page Mill Rd.
Palo Alto, CA 94304
Attention: Russell C. Hansen
Telephone: (650) 849-5300
Facsimile: (650) 849-5333
(b)	if to STMicroelectronics N.V.:
STMicroelectronics N.V.
Chemin du Champ-des-Filles, 39
1228 Plan-les-Ouates
Geneva, Switzerland
Attention: Pierre Ollivier, Group Vice President and General Counsel
Telephone: 41 22 929 58 76
Facsimile: 41 22 929 59 06
with a copy to (which shall not constitute notice to ST):
STMicroelectronics N.V.
1310 Electronics Drive
Mail Station 2346
Carollton, TX 75006
Attention: Steven K. Rose, Vice President, Secretary and General Counsel
Telephone: (972) 466-6412
Facsimile: (972) 466-7044
and a copy to (which shall not constitute notice to ST):
Shearman & Sterling LLP
525 Market Street
San Francisco, CA 94105
Attention: John D. Wilson
Telephone: (415) 616-1100
Facsimile: (415) 616-1199

(c)	if to FP or FP Holdco:
Francisco Partners
2882 Sand Hill Road
Suite 289
Menlo Park, CA 94025
Attention: David ibnAle
Telephone: (650) 233-2900
Facsimile: (650) 233-2999
with a copy to:
Francisco Partners
40 Berkeley Square
London W1J 5AL
United Kingdom
Attention: Phokion Potamianos
Telephone: 44 0 207 907 8600
Facsimile: 44 0 207 907 8650
and a copy to (which shall not constitute notice to FP and FP Holdco):
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attention: William M. Kelly
                    Martin A. Wellington
Telephone: (650) 752-2000
Facsimile: (650) 752-2112
     7.2 Amendments; Waivers.
     (a) Any provision of this Agreement or any other Transaction Document may be amended or waived if, and only if, such amendment or waiver is in writing and signed in the case of an amendment, by all Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.
     (b) No waiver by a Party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under Applicable Law.

     7.3 Expenses. Except as set forth in (a) Section 5.8(c) of the Intel Asset Transfer Agreement, (b) Section 5.8(c) of the ST Asset Contribution Agreement and (c) Schedule 7.3 of each of the Intel Master Agreement Disclosure Letter and the ST Master Agreement Disclosure Letter, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents and in closing and carrying out the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost or expense.
     7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives and permitted assigns. No Party hereto may transfer or assign either this Agreement or any of its rights, interests or obligations hereunder, whether directly or indirectly, by operation of law, merger or otherwise, without the prior written approval of each other Party; provided that each of FP and FP Holdco may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more if its Affiliates at any time prior to the Closing; provided, further, that in the event of any such assignment, any of the terms “FP” or “FP Holdco,” in any Transaction Document, shall apply to any such assignee, mutatis mutandis. No such transfer or assignment shall relieve the transferring or assigning Party of its obligations hereunder if such transferee or assignee does not perform such obligations.
     7.5 Governing Law. This Agreement shall be construed in accordance with and this Agreement and any disputes or controversies related hereto shall be governed by the internal laws of the State of New York without giving effect to the conflicts of laws principles thereof that would apply the laws of any other jurisdiction.
     7.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties.
     7.7 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein, which are hereby incorporated by reference), the other Transaction Documents and the Confidentiality Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between and among the Parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties any rights or remedies hereunder. No representation, warranty, promise, inducement or statement of intention has been made by either Party that is not embodied in this Agreement or such other documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.
     7.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
     7.9 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid,

unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.
     7.10 Dispute Resolution.
     (a) With the exception of disputes involving intellectual property ownership and infringement issues, any dispute arising under this Agreement shall be finally resolved by arbitration. The Parties waive their right to any form of appeal to a court on any questions of law arising out of the arbitration award. Any dispute or claim between the Parties which is beyond the scope of this Section shall be submitted to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York. The Parties hereby consent to and grant any such court jurisdiction over such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.1 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.
     (b) Mediation. Prior to arbitration, however, the Party making the original claim shall provide the other Party with a written description of the dispute or claim and the senior executives of the Parties shall meet in an attempt to resolve such dispute or claim. If the disagreements cannot be resolved by the senior management after 90 days from the date any Party made a written demand for resolution, a binding arbitration shall be held.
     (c) Arbitration Rules. The rules of the arbitration shall be agreed upon by the Parties prior to the arbitration and shall be based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration after 30 days from the date any party makes a written demand for resolution, then, subject to Section 7.10(d), the Rules of Arbitration of the ICC in effect as of the Closing Date shall apply.
     (d) Mandatory Rules. As a minimum set of rules in the arbitration the Parties agree as follows:
     (i) The arbitration shall be held by one arbitrator appointed by mutual agreement of the Parties. If the Parties cannot agree on a single arbitrator within 15 days from the date written demand for arbitration has been received by the other Party, each Party shall identify one independent individual. The individuals appointed by the Parties shall then meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional 15 day period, he or she shall be appointed by the ICC.
     (ii) The place of arbitration shall be New York, New York. Hearings and meetings shall be held in New York or at such other place as the Parties may agree.

     (iii) The English language shall be used in the proceedings. Documents and written testimonies may be submitted in any language provided that the Party submitting such documents and testimonies shall provide, at its own expense, a translation of the same in the English language.
     (iv) The arbitrator shall specify the basis for the award, the basis for the damages award and a breakdown of the damages awarded, and the basis of any other remedy authorized under this section. The award shall be considered as a final and binding resolution of the dispute or claim.
     (v) The Parties agree to maintain the confidentiality of the arbitral proceedings, the existence of the same and the status of the hearings. In addition, the Parties undertake to maintain the confidentiality of any document exchanged in, produced in, or created by the Parties for the arbitration proceedings as well as the confidentiality of the award. Notwithstanding the foregoing, if the disclosure of the arbitral proceedings, or of any of the documents exchanged in, produced in or created for the arbitration proceedings or if the disclosure of the award is required by applicable law, rule or regulation or is compelled by a court or governmental agency, authority or body: (A) the Parties shall use the legitimate and legal means available to minimize the scope of their disclosure to third parties; and (B) the Party compelled to make the disclosure shall inform the other Party and the arbitrator at least 20 Business Days in advance of the disclosure (or if 20 Business Days’ notice is not practicable because the Party is required to make the disclosure less than 20 Business Days after becoming aware of the event or occurrence giving rise to such disclosure requirement, then notice to the other Party and the arbitrator shall be provided as soon as practicable after such event or occurrence).
     (vi) The duty of the Parties to arbitrate any dispute or claim within the scope of this Section shall survive the expiration or termination of this Agreement for any reason. The Parties specifically agree that any action must be brought, if at all, within two years from discovery of the cause of action.
     (vii) The discretion of the arbitrator to fashion remedies shall be no broader than the legal and equitable remedies available to a court (unless the parties expressly agree otherwise prior to the start of arbitration). In no event, however, shall the arbitrator award a remedy which enjoins a Party or its customers to stop manufacturing, using, marketing, selling, offering for sale, or importing such Party’s products. In addition, notwithstanding anything herein to the contrary, in no event, shall the arbitrator award a remedy which enjoins a Party to license to the other Party any of its intellectual property rights of whatever nature. The arbitrator will have no authority to award damages in excess of compensatory damages and each Party expressly waives and foregoes any right to punitive, exemplary or similar damages, except as such damages may be required by statute. In no event shall the amount of damages awarded to the prevailing Party exceed or otherwise be inconsistent with any of the applicable limitations on damages set forth in this Agreement, including Sections 6.2 and 6.4.
     (viii) The arbitrator may not order any conservatory or interim relief measures of any kind. In any event, however, either Party may apply for conservatory or interim relief measures to the courts of the State of New York or the Federal courts of the United States of America located in the State of New York which shall have exclusive jurisdiction to grant such injunctive relief.
     (ix) The Parties shall agree upon what, if any, disclosure to the other parties to the arbitration shall be permitted. If the Parties can not agree on the form of disclosure within 30 days after the appointment of the arbitrator, then the Parties agree that in addition to the Rules of Arbitration of the ICC, the arbitrators shall apply the IBA Rules of Evidence. In case of conflict between Rules of Arbitration of the ICC and the IBA Rules of evidence, the Rules of Arbitration of the ICC shall prevail. Notwithstanding anything herein to the contrary, in no event shall anything verbally or in writing used strictly for settlement purposes between the Parties be permitted by the arbitration to be used as evidence for either Party’s case.
     (x) The Parties shall equally bear the costs of the arbitration. Each Party shall bear the fees and expenses of its appointed experts and shall bear its own legal expenses. For the purpose of this clause, the term “costs of arbitration” includes only: (A) the fees and expenses of the arbitrator; (B) in the case of an arbitration governed by the ICC Rules, the ICC administrative expenses fixed by the Court of Arbitration of the ICC; (C) the fees and expenses of any experts appointed by the arbitrator.
     7.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.
     7.12 Third Party Beneficiaries. Effective on the Closing Date, Newco shall be deemed a third party beneficiary of the covenants set forth in the Sections referenced in Section 5.18 (Master Agreement Covenants) of each of the Intel Asset Transfer Agreement and ST Asset

Contribution Agreement. No provision of this Agreement shall create any third party beneficiary rights in any other Person, including any employee or former employee of Intel or ST or any of their respective Affiliates (including any beneficiary or dependent thereof).
     7.13 Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated herein, may cause irreparable injury to the other Party, for which damages, even if available, may not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
     7.14 No Presumption Against Drafting Party. Intel, ST, FP and FP Holdco acknowledge that each of the Parties hereto has been represented by counsel in connection with the negotiation and execution of this Agreement and the other Transaction Documents. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

INTEL CORPORATION

By:	/ s / Arvind Sodhani

Name:	Arvind Sodhani
Title:	Senior Vice President; President, Intel Capital

STMICROELECTRONICS N.V.

By:	/ s / Carlo Bozotti

Name:	Carlo Bozotti
Title:	President and CEO
[Signature page to Master Agreement]

FRANCISCO PARTNERS II (CAYMAN) L.P.

By:	FRANCISCO PARTNERS GP II (CAYMAN) L.P., its General Partner

By:	FRANCISCO PARTNERS GP II MANAGEMENT (CAYMAN) Limited, its General Partner

By:	/ s / David ibnAle

Name: Title:	David ibnAle Manager

REDWOOD BLOCKER S.A.R.L.

By:	/ s / Phokion Potamianos

Name:	Phokion Potamianos
Title:	Manager
[Signature page to Master Agreement]

APPENDIX A
TO MASTER AGREEMENT
     “Affiliate”, with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Agreement” has the meaning set forth in the introduction to this Agreement.
     “Applicable Law” means, with respect to any Person, any federal, state, local or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.
     “Articles of Association” means the Articles of Association of Newco, in substantially the form attached to Schedule 2.4 of both of the Master Agreement Disclosure Letters, as amended from time to time.
     “Bank Guarantee” shall have the meaning set forth in Section 5.11(g) of the ST Asset Contribution Agreement.
     “Business” means the Intel Business or the ST Business, as applicable.
     “Business Day” means each day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Geneva, Switzerland are authorized or required by law to close.
     “Cash and Cash Equivalents” means all cash on hand and cash equivalents of a Person (whether or not related to the applicable Business), including currency and coins, negotiable checks, bank accounts, marketable securities, commercial paper, certificates of deposit, treasury bills, surety bonds and money market funds.
     “Claims” means all rights to causes of action, claims, demands, rights and privileges against third parties, whether liquidated or unliquidated, fixed or contingent, choate or inchoate.
     “Closing” shall have the meaning set forth in Section 2.5 of this Agreement.
     “Closing Date” means the date of the Closing, as further described in Section 2.5 of this Agreement.
     “Commitment Letter” means that certain Senior Secured Credit Facilities Commitment Letter dated May 22, 2007 by and between Goldman Sachs Credit Partners L.P., JP Morgan

Chase Bank, N.A., J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation, Francisco Partners (Cayman) II, L.P., Intel Corporation and STMicroelectronics NV.
     “Competition Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, and all other domestic or foreign Applicable Laws passed by a domestic or foreign Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
     “Confidential Information” means any (i) information in tangible form that bears a “confidential,” “proprietary,” “secret” or similar legend, including the Intel Transferred Trade Secrets set forth on Schedule 2.1(h) of the Intel ATA Disclosure Letter, the Intel Retained Trade Secrets, the ST Transferred Trade Secrets set forth on Schedule 2.1(h) to the ST ACA Disclosure Letter, the ST Retained Trade Secrets, any books and records of any Party, and any other confidential information disclosed by any Party to any other Party(ies) in connection with the negotiation, evaluation and implementation of the Transaction Documents, including any information disclosed on the ST ACA Disclosure Letter or the Intel ATA Disclosure Letter and any information provided pursuant to Section 4.1 of this Agreement; (ii) information that a Party observes or perceives by inspection of tangible objects (including without limitation documents, prototypes, or samples) or otherwise while present at another Party’s facilities or any other location at which tangible objects embodying another Party’s Confidential Information is accessible; and (iii) any information to which a Party receives access as a result of the relationship of the Parties or such Party’s performance under a Transaction Document. Each Party will make a reasonable good faith effort to identify as “confidential” or the like the information in tangible form that it wishes to be treated as Confidential Information pursuant to this Agreement, but a Party’s failure to so mark any such information shall not relieve a Receiving Party of its obligations under this Agreement. Notwithstanding the foregoing, “Confidential Information” does not include: (x) any information that is or has become generally available to the public other than as a result of a disclosure by the Receiving Party or any Affiliate thereof in breach of any of the provisions of the Confidentiality Agreement or any other similar contract to which the Receiving Party, or any Affiliate thereof is bound; (y) any information that has been independently developed by the Receiving Party (or any Affiliate thereof) without violating any of the provisions of the Confidentiality Agreement or any other similar contract to which the Receiving Party, or any Affiliate thereof is bound; or (z) any information made available to the Receiving Party (or any Affiliate thereof) on a non-confidential basis by any third party who is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation.
     “Confidentiality Agreement” means that certain Confidentiality Agreement among Intel, ST and FP dated as of May 22, 2007.
     “Consolidation” means either the FP Consolidation or a transaction undertaken by an Intel Affiliate or ST Affiliate pursuant to the last sentence of Section 6.9 of the Shareholders’ Agreement.
     “Contemplated Financing” means either of: (i) the debt financing pursuant to the Commitment Letter; or (ii) substitute debt financing on substantially equivalent economic terms

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that is adequate to provide working capital requirements and funds for other general corporate purposes of Newco and its Subsidiaries following the Closing.
     “Contract” means each contract, agreement, option, lease, license, cross-license, sale and purchase order, commitment and other instrument of any kind, whether written or oral.
     “Control” has the meaning such that a Person (or group of related Persons) exercises Control over a Party when such Person or group owns or controls (either directly or indirectly) any of the following: (a) if the Party issues voting stock or other voting securities, more than 50% of the outstanding stock or securities entitled to vote for the election of directors or similar managing authority; or (b) if such Party does not issue voting stock or other voting securities, more than 50% of the ownership interest that represents the right to make decisions for such Party; or (c) any other ability to elect more than half of the board of directors or similar managing authority of the subject Party, whether by contract or otherwise.
     “Copyrights” means copyrights and mask work rights (whether or not registered) and registrations and applications therefor, worldwide.
     “Determination Date” shall have the meaning set forth in Section 4.12(a) of this Agreement.
     “Disclosure Letters” means the Intel ATA Disclosure Letter, the ST ACA Disclosure Letter, the Intel Master Agreement Disclosure Letter and the ST Master Agreement Disclosure Letter.
     “Effective Time” means, unless otherwise agreed by the Parties, 12:01 a.m. GMT on the Closing Date.
     “Embedded PCM Product” means an Integrated Circuit that is comprised of a PCM Product and a microcontroller, processor or other non-memory device.
     “Environmental Consultants” means one or more third-party environmental consultants with expertise in the relevant jurisdictions.
     “Environmental Laws” means any Applicable Laws of any Governmental Authority in effect as of the Closing Date, unless otherwise noted, relating to pollution, protection or remediation of the environment, the use, storage, treatment, generation, manufacture, distribution, transportation, processing, handling, Release, disposal of or exposure to Hazardous Substances or, as such relate to Hazardous Substances, public and occupational health and safety.
     “Environmental Liability” means any Liability or Loss, including the cost of any Remedial Action, arising in connection with (i) the use, generation, storage, treatment, manufacture, distribution, transportation, processing, handling, disposal or Release of any Hazardous Substances, (ii) the violation of or liability under any Environmental Laws or any Governmental Approval relating to any Hazardous Substances or (iii) any third party claim, litigation or proceeding relating to any Hazardous Substance or Environmental Laws.

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     “Environmental Permits” means all permits, licenses or other authorizations of any Governmental Authority required pursuant to applicable Environmental Law.
     “Equity Plan” means an equity compensation plan for Newco, with terms reasonably satisfactory to Newco, Intel, ST, and FP, pursuant to which no more than 6% of the outstanding share capital of Newco at the Closing Date shall be reserved for issuance.
     “Exchange Act” means the United States Securities Exchange Act of 1934.
     “Fab 18” means the facilities described in the Facility Transfer Term Sheet for the Lachish Facility, Israel that are contemplated to be transferred by Intel or any Subsidiary of Intel to Newco at the Closing and any Intel Transferred Assets located on such premises.
     “Flash Memory Integrated Circuit” means a non-volatile memory integrated circuit that contains memory cells that are electrically programmable and electrically erasable whereby the memory cells consist of one or more transistors that have a floating gate, charge-trapping regions or any other functionally equivalent structure utilizing one or more different charge levels (including binary or multi-level cell structures) with or without any on-chip control, I/O and other support circuitry.
     “FP” has the meaning set forth in the introduction to this Agreement.
     “FP Consolidation” shall have the meaning set forth in Section 6.9 of the Shareholders’ Agreement.
     “FP Costs” shall have the meaning set forth in Section 6.2(b) of this Agreement.
     “FP Holdco” has the meaning set forth in the introduction to this Agreement.
     “FP Material Adverse Effect” means any event, change or circumstance that, individually or in the aggregate with all other such events, changes or circumstances, that is materially adverse to the ability of FP or FP Holdco to perform its obligations under any Transaction Document to which it is or will be a party or to consummate the transactions contemplated thereby.
     “FP Newco Shares” shall have the meaning set forth in Section 2.1 of the Share Purchase Agreement.
     “GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis, as in effect as of the date hereof.
     “Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration or filing with, or notice to, or waiver from, any Governmental Authority.
     “Governmental Authority” means any United States or non-United States federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any

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regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.
     “Governmental Consents Termination Date” means December 31, 2007 subject to extension as provided in Article VI of this Agreement.
     “Hazardous Substance” shall mean any hazardous substance within the meaning of Section 101(14) of the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601(14), and any chemical, substance, material, agent or waste defined or regulated as toxic, hazardous, extremely hazardous or radioactive, or as a pollutant or contaminant, under any applicable Environmental Law, including petroleum, petroleum derivatives, petroleum by-products or other hydrocarbons, asbestos or asbestos-containing material and polychlorinated biphenyls.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
     “Hynix JV” means Hynix-ST Semiconductor Ltd., a wholly foreign-owned entity established under the laws of the People’s Republic of China.
     “Hynix JV Junior Credit Agreement” means the US$250,000,000 Facility Agreement, dated August 24, 2006, among the Hynix JV, as borrower, and DBS Bank Ltd. as arranger and original lender, agent and security agent.
     “IBA Rules of Evidence” means the IBA Rules on the Taking of Evidence in International Commercial Arbitration.
     “ICC” means the International Chamber of Commerce.
     “Indebtedness” means any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, or (iii) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (ii) above of any other Person.
     “Indemnified Persons” has the meaning set forth in Section 4.16(d) of this Agreement.
     “Indemnitee” shall (i) for purposes of the Intel Asset Transfer Agreement, have the meaning set forth in Section 6.2(c) of the Intel Asset Transfer Agreement, and (ii) for purposes of the ST Asset Contribution Agreement, have the meaning set forth in Section 6.2(c) of the ST Asset Contribution Agreement.
     “Indemnitor” shall (i) for purposes of the Intel Asset Transfer Agreement, have the meaning set forth in Section 6.2(c) of the Intel Asset Transfer Agreement, and (ii) for purposes of the ST Asset Contribution Agreement, have the meaning set forth in Section 6.2(c) of the ST Asset Contribution Agreement.
     “Integrated Circuit” means an integrated unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing

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to the formation of, a circuit for performing electrical functions (including, if provided therewith, housing and/or supporting means).
     “Intel” has the meaning set forth in the introduction to this Agreement.
     “Intel Ancillary Agreements” means the Intel Assignment and Assumption Agreements, Intel Bills of Sale, Intel Intellectual Property Agreement, Intel Transition Services Agreements, Intel Facility Transfer Agreements, Intel Joint Development Agreement, Intel Supply Agreements, Intel Assumption of Excluded Liabilities, Intel Copyright Assignment, Intel Patent Assignment and Intel Trademark Assignment.
     “Intel Approvals” means the required consents, waivers and approvals of Intel set forth on Schedule 3.3 of the Intel ATA Disclosure Letter and Schedule 3.1(c) of the Intel Master Agreement Disclosure Letter.
     “Intel Architecture Emulators” means software, firmware, or hardware that, through emulation, simulation or any other process, allows a computer that does not contain an Intel Compatible Processor (or a Processor that is not an Intel Compatible Processor) to execute binary code that is capable of being executed on an Intel Compatible Processor.
     “Intel Asset Transfer Agreement” means that certain Asset Transfer Agreement to be entered into by Intel and Newco as of the Closing Date, in substantially the form attached to Schedule 2.1 to the Intel Master Agreement Disclosure Letter.
     “Intel Assignment and Assumption Agreement” means, collectively, the Assignment and Assumption Agreements to be entered into by Newco or its Affiliates, on one hand, and Intel or its Affiliates, on the other hand, as of the Closing Date, in substantially the form attached as Exhibit A to the Intel Asset Transfer Agreement.
     “Intel Assumption of Excluded Liabilities” shall have the meaning set forth in Section 2.4 of the Intel Asset Transfer Agreement.
     “Intel ATA Disclosure Letter” means the disclosure letter, as agreed to between the Parties as of the date of the Master Agreement (with such amendments or new schedules as may be subsequently made pursuant to Section 4.12 of this Agreement), containing the Schedules required by the provisions of such agreement.
     “Intel Bill of Sale” means any bill of sale or other similar document reasonably requested by any Party and reasonably necessary to transfer any Intel Transferred Asset in accordance with applicable law to be executed by one or more Intel Transferors in favor of Newco or a Subsidiary of Newco as of the Closing Date, each in substantially the form attached as Exhibit B to the Intel Asset Transfer Agreement.
     “Intel Books and Records” means all of the books of account, general and financial records, invoices, shipping records, customer records, supplier lists, correspondence and other documents, records and files of Intel and its Subsidiaries whether in hard copy or computer format which relate exclusively to the Intel Business and are necessary for the conduct of such Intel Business after the Closing (excluding all personnel records or any employee information for

8

Intel Business Employees who are not Intel Transferred Employees employed by an Intel Transferred Entity as of the Closing Date).
     “Intel Bus” means a proprietary bus or other proprietary data path first introduced by Intel or any Intel Licensed Subsidiary that (i) is capable of transmitting and/or receiving information within an Integrated Circuit or between two or more Integrated Circuits, together with the set of protocols defining the electrical, physical, timing and functional characteristics, sequences and control procedures of such bus or data path; and (ii) to which neither Intel nor any Intel Licensed Subsidiary (during any time such Intel Licensed Subsidiary has met the requirements of being a Licensed Subsidiary) has granted a license or committed to grant a license through its participation in a government sponsored, industry sponsored, or contractually formed group or any similar organization that is dedicated to creating publicly available standards or specifications; and (iii) which neither Intel nor any Intel Licensed Subsidiary (during any time such Intel Licensed Subsidiary has met the requirements of being a Licensed Subsidiary) has publicly disclosed without an obligation of confidentiality.
     “Intel Business” means the sale, manufacture, design and or development of NOR Flash Memory Products, Phase Change Memory technology (subject to Schedule 2.2(o) to the Intel ATA Disclosure Letter), and Stacked Memory Products.
     “Intel Business Audited Financial Statements” shall have the meaning set forth in Section 5.2(h) of this Agreement.
     “Intel Business Capital Expenditures Plan” means the plan set forth on Schedule 3.14(e) of the Intel ATA Disclosure Letter setting forth (i) the actual capital expenditures of Intel with respect to the Intel Business for its first fiscal quarter of 2007; and (ii) the budgeted capital expenditures of Intel with respect to the Intel Business for the second, third and fourth fiscal quarters of 2007.
     “Intel Business Employees” means the employees who are identified on Schedule 3.12(c) of the Intel ATA Disclosure Letter.
     “Intel Compatible Chipsets” means one or more Integrated Circuits that alone or together are capable of electrically interfacing directly (with or without buffering or pin reassignment) with an Intel Compatible Processor to form the connection between the Intel Compatible Processor and any other device (or group of devices) including Processors, input/output devices, and networks; provided that an Integrated Circuit that functions primarily as a memory storage device shall not be deemed to be an Intel Compatible Chipset.
     “Intel Compatible Compilers” means a compiler that generates object code that can, without any additional processing other than linkage processing, be executed on any Intel Processor.
     “Intel Compatible Processors” means any Processor that (i) can perform substantially the same functions as an Intel Processor by compatibly executing or otherwise processing (A) 50% or more of the instruction set of an Intel Processor or (B) binary code versions of applications or other software targeted to run on or with an Intel Processor, in order to achieve substantially the same result as an Intel Processor; or (ii) is substantially compatible with an Intel Processor Bus.

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     “Intel Contract” means any Contract of Intel or its Subsidiaries.
     “Intel Contractual Consents” shall have the meaning set forth in Section 3.8(b) of the Intel Asset Transfer Agreement.
     “Intel Copyright Assignment” means any agreement for the assignment of Intel Transferred Copyrights by an Intel Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “Intel Environmental Reports” means reports or audits prepared by the Environmental Consultants summarizing the results of Phase I, Phase II and environmental compliance audits regarding the Owned Intel Real Property, the Leased Intel Real Property and any property that is the subject of an Intel Lease, which shall be reasonably satisfactory to FP and ST in form and substance, and paid for by ST. At the request of Newco, Intel shall review the Intel Environmental Reports and confirm that all Environmental Liabilities identified in such reports are sufficiently identified as to scope as that term is used in clause (iii) of the definition of Intel Pre-Closing Environmental Liability. If Intel believes the issues are not sufficiently identified, Intel must pay for the additional investigation to further characterize the Environmental Liability sufficient to meet the criteria in clause (iii) of the definition of Intel Pre-Closing Environmental Liability.
     “Intel Excluded Employees” shall have the meaning set forth in Section 4.11(b) of this Agreement.
     “Intel Facility Transfer Agreements” means the Intel Facility Transfer Agreements to be entered into by and between Intel and Newco on the Closing Date, based on the terms and conditions set forth in the Intel Facility Transfer Term Sheets.
     “Intel Facility Transfer Term Sheets” means the term sheets attached to Schedule 4.22(a) to the Intel Master Agreement Disclosure Letter reflecting the terms and conditions upon which the agreements and other related documents effecting the transfer by Intel and its Subsidiaries of the Intel Transferred Facilities to Newco and its Subsidiaries shall be substantially based.
     “Intel Intellectual Property Agreement” means the Intellectual Property Agreement to be entered into by and between Intel and Newco on the Closing Date, in substantially the form attached to Schedule 2.1 of the Intel Master Agreement Disclosure Letter.
     “Intel Joint Development Agreement” means the Joint Development Agreement by and between Intel and Newco to be entered into on the Closing Date, in substantially the form attached to the Schedule 2.1 of the Intel Master Agreement Disclosure Letter.
     “Intel Leases” means all leases or other occupancy agreements pursuant to which Intel or its Subsidiaries lease or occupy the Leased Intel Real Property.
     “Intel Master Agreement Disclosure Letter” means the disclosure letter, as delivered by Intel to ST and FP as of the date of the Master Agreement (with such amendments as may be subsequently made pursuant to the terms of such agreement), containing the Schedules required by the provisions of such agreement.

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     “Intel Material Adverse Effect” means any event, change or circumstance that, individually or in the aggregate with all other such events, changes or circumstances, (i) results in a material adverse effect on, or material adverse change in, the Intel Transferred Assets, taken as a whole, or (ii) any event, change or circumstance that is materially adverse to the ability of Intel to perform its obligations under any Transaction Document to which it is or will be a party or to consummate the transactions contemplated thereby, other than, in the case of clause (i) above, such changes, effects or circumstances reasonably attributable to: (A) economic, capital market or political conditions generally in the United States or foreign economies in any locations where the Intel Business has material operations or sales, provided the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the Intel Business, (B) conditions generally affecting the industry in which the Intel Business operates, provided that the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the Intel Business; (C) the announcement or pendency of the transactions contemplated by the Transaction Documents; (D) outbreak of hostilities or war, acts of terrorism or acts of God; or (E) compliance with Intel’s obligations or the satisfaction of the conditions to the closing of the transactions contemplated by the Transaction Documents.
     “Intel Newco Shares” shall have the meaning set forth in Section 2.6(a) of the Intel Asset Transfer Agreement.
     “Intel Option” means that certain Option to Purchase Ordinary Shares to be entered into between Newco and Intel or one or more of Intel’s Affiliate(s), in substantially the form attached to Schedule 4.16(d) of the Intel Master Agreement Disclosure Letter.
     “Intel Patent Assignment” means any agreement for the assignment of Intel Transferred Patents by an Intel Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “Intel Post-Closing Environmental Liability” shall mean any Environmental Liability, including a worsening of existing conditions, to the extent arising out of or relating to (i) Newco’s acts occurring after the Closing Date, (ii) Newco’s inaction occurring one year or later after the Closing Date, or (iii) Newco’s inaction occurring within one year after the Closing Date if Newco knew about the existing condition and its inaction worsened the existing condition; and in connection with a Newco Business or the Intel Business, the Owned Intel Real Property, the Leased Intel Real Property, the Intel Transferred Assets or the Intel Transferred Entities or the ownership or operation of a Newco Business or the Intel Business, the Owned Intel Real Property, the Leased Intel Real Property or the Intel Transferred Assets, the Intel Transferred Entities by, or the disposal or treatment of Hazardous Substances generated by, Newco or an Affiliate of Newco (including an Intel Transferred Entity) after the Closing Date.
     “Intel Pre-Closing Environmental Liability” shall mean any Environmental Liability which (i) relates to the ownership or operation of the Intel Business (as now or previously conducted), the Owned Intel Real Property, the Leased Intel Real Property, the Intel Transferred Assets, the Intel Transferred Entities, the Intel Shared Facilities or any other real property or facility owned, leased, operated or used in connection with the Intel Business (as now or previously conducted) or for the disposal or treatment of Hazardous Substances generated in

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connection with the Intel Business, the Owned Intel Real Property, the Leased Intel Real Property, the Intel Transferred Assets, or the Intel Transferred Entities, (ii) arises out of or relates to acts occurring or conditions existing on or prior to the Closing Date, but only to the extent that the Environmental Liability arising out of or relating to acts occurring or conditions existing on or prior to the Closing Date can be identified from (A) the Intel Environmental Reports so long as such reports are issued not later than one year subsequent to the Closing or (B) documents or data generated prior to the Closing and in the possession of Intel prior to the Closing, and (iii) is identified in the foregoing documents and/or data with sufficient specificity so as to clearly identify the scope of the Environmental Liability that is attributable to the Intel Business, the Owned Intel Real Property, the Leased Intel Real Property, the Intel Transferred Assets, or the Intel Transferred Entities. Notwithstanding the foregoing, Intel Pre-Closing Environmental Liability shall not include any Intel Post-Closing Environmental Liability.
     “Intel Processor” means a Processor first developed by, for or with substantial participation by Intel or any Intel Licensed Subsidiary, or the design of which has been purchased or otherwise acquired by Intel or any Intel Licensed Subsidiary, including the Intel® 8086, 80186, 80286, 80386, 80486, Celeron®, Core™, Pentium®, Xeon™, StrongARM, XScale®, Itanium®, MXP, IXP, 80860 and 80960 microprocessor families, and the 8087, 80287, and 80387 math coprocessor families.
     “Intel Processor Bus” means an Intel Bus that is capable of connecting one or more Intel Processors to each other or to an Intel Compatible Chipset.
     “Intel Products” means all NOR Flash Memory Products and all Stacked Memory Products, manufactured, sold, or under development by Intel as of the Effective Date, including those listed on Schedule 1.1(c) of the Intel ATA Disclosure Letter.
     “Intel Proprietary Product” means Intel Compatible Processors, Intel Architecture Emulators, Intel Compatible Compilers, any product that implements an Intel Processor Bus, and Intel Compatible Chipsets.
     “Intel Real Property” means all real property, leaseholds and other interests in real property owned or leased by Intel or its Subsidiaries and used or held for use exclusively in the Intel Business, including all real property identified in Schedule 3.6 of the Intel ATA Disclosure Letter, together in each case with Intel’s or its Subsidiary’s right, title and interest in and to all structures, facilities or improvements currently or as of the Closing Date located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.
     “Intel Restricted Employees” shall have the meaning set forth in Section 4.7(a) of this Agreement.
     “Intel Retained Trade Secrets” means trade secrets, know-how and other proprietary information owned by Intel or any Licensed Subsidiary thereof as of the Closing Date and not included in the Intel Transferred Trade Secrets that are or have been used by Intel in connection with the Intel Business.

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     “Intel Supply Agreement” means the Supply Agreement identified on Schedule 2.1 of both of the Master Agreement Disclosure Letters to be entered into by and between Intel and Newco on the Closing Date, in substantially the form attached to such schedule.
     “Intel Trademark Assignment” means any agreement for the assignment of Intel Transferred Trademarks by an ST Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “Intel Transferors” shall have the meaning set forth in the Recitals of the Intel Asset Transfer Agreement.
     “Intel Transferred Assets” shall have the meaning set forth in Section 2.1 of the Intel Asset Transfer Agreement.
     “Intel Transferred Contracts” means all unexpired contracts set forth on Schedule 2.1(e) of the Intel ATA Disclosure Letter, together with the Intel Transferred Purchase Orders, the Intel Transferred Sales Orders and the Intel Leases.
     “Intel Transferred Copyrights” means the Copyrights identified on Schedule 2.1(i) of the Intel ATA Disclosure Letter.
     “Intel Transferred Employees” means the Intel Business Employees who accept an offer of employment from Newco and who begin their employment with Newco at the Closing (or, to the extent permitted by Applicable Law with respect to inactive employees on short-term, medical or other leave of absence, at the time such employee returns to active status) or such other date as the parties may reasonably agree.
     “Intel Transferred Entity Books and Records” means the minute books, stock records, Tax Returns and other records related to Taxes, if any, in each case of each of the Intel Transferred Entities
     “Intel Transferred Intellectual Property” means, collectively, the Intel Transferred Copyrights, Intel Transferred Patents, Intel Transferred Trademarks and Intel Transferred Trade Secrets.
     “Intel Transferred Interests” means 100% of the outstanding equity, voting and profit interests in the Intel Transferred Entities.
     “Intel Transferred Liabilities” shall have the meaning set forth in Section 2.3 of the Intel Asset Transfer Agreement.
     “Intel Transferred Patents” means those Patents identified on Schedule 2.1(h) of the Intel ATA Disclosure Letter.
     “Intel Transferred Permits” means those Permits identified on Schedule 2.1(l) of the Intel ATA Disclosure Letter.

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     “Intel Transferred Sales Orders” means all pending and unfulfilled sales orders or portions thereof for Intel Products.
     “Intel Transferred Trade Secrets” means any Trade Secrets owned by Intel or any of its Subsidiaries as of the Closing Date (including any such Trade Secrets that consist of technical documentation of the nature of the files and other documentation identified on Schedule 2.1(h) to the Intel ATA Disclosure Letter) that are used exclusively in the Intel Business and not materially embodied or used in or with any other current product or service of Intel or any of its Subsidiaries.
     “Intel Transferred Trademarks” means those Trademarks identified on Schedule 2.1(k) of the Intel ATA Disclosure Letter.
     “Intel Transition Services Agreement” means the Intel Transition Services Agreement identified on Schedule 2.1 of both of the Master Agreement Disclosure Letters to be entered into by and between Intel and Newco on the Closing Date, in substantially the form attached to such schedule.
     “Intellectual Property” means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: Copyrights, Trade Secrets, Patents and Trademarks.
     “Italian Newco” means the entity that will be formed in Italy prior to the Closing Date in connection with the demerger of assets and liabilities of the ST Business from STMicroelectronics S.r.l. and which will operate certain Italian assets of the ST Business following the Closing.
     “Knowledge” means, with respect to any Person, the actual knowledge of such Person. Notwithstanding the foregoing, with respect to any Person that is a corporation, limited liability company, partnership or other business entity, actual knowledge shall be deemed to mean the actual knowledge of all directors and officers of any such Person; provided, however, that (i) with respect to Intel, “Knowledge” shall be deemed to be solely the actual knowledge of the individuals identified in Section A of Schedule 1.1(b) of the Intel ATA Disclosure Letter, after obtaining from the individuals identified in Section B of Schedule 1.1(b) of the Intel ATA Disclosure Letter a certification as to their actual knowledge of each matter with respect to which Intel makes any representation or warranty as to its Knowledge under any Transaction Document, (ii) with respect to ST, “Knowledge” shall be deemed to be solely the actual knowledge of the individuals identified on Schedule 1.1(b) of the ST ACA Disclosure Letter, after obtaining from the individuals identified on Schedule 1.1(b) of the ST ACA Disclosure Letter a certification as to their actual knowledge of each matter with respect to which ST makes any representation or warranty as to its Knowledge under any Transaction Document, and (iii) with respect to FP, “Knowledge” shall be deemed to be solely the actual knowledge of David ibnAle, Phokion Potamianos, and Keith Toh.
     “Leased Intel Real Property” means the Intel Real Property listed in Schedule 3.6(b) of the Intel ATA Disclosure Letter.

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     “Leased ST Real Property” means the ST Real Property listed in Schedule 3.6(b) of the ST ACA Disclosure Letter.
     “Letters of Approval” means the Letters of Approval dated December 7, 2005 and the Letter of Approval dated September 17, 1996, in each case, issued to Intel Electronics Ltd. by the Investment Center pursuant to the Israel Law for the Encouragement of Capital Investments, 1959.
     “Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, absolute, contingent, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.
     “Licensed Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity recognized in any jurisdiction in the world, now or hereafter, in which Intel, ST or Newco, as the case may be, owns or controls (either directly or indirectly) any of the following:
(i)	if such entity has voting shares or stock or other voting securities, more than 50% of the outstanding shares or stock or securities entitled to vote for the election of directors or similar managing authority; or

(ii)	if such entity does not have voting shares or stock or other voting securities, more than 50% of the ownership interest that represents the right to make decisions for such entity; or

(iii)	any other ability to elect more than half of the board of directors or similar managing authority of the subject entity, whether by contract or otherwise.
     An entity shall be deemed to be a Licensed Subsidiary under this Agreement only so long as the Party (Newco, Intel or ST, as the case may be) owning or controlling the shares, stock, securities or other ownership interest required above has not contractually or otherwise surrendered, limited or in any other way constrained its authority to elect the managing authority or make decisions for the entity, and only so long as all the requisite conditions of being a Licensed Subsidiary are met. For clarity, any event causing a Person that was once a Licensed Subsidiary to no longer meet the requisite conditions of being a Licensed Subsidiary as set forth in this Section, shall render such Person to be no longer a Licensed Subsidiary.
     “Lien” means, with respect to any asset, any lien, mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, interest, option, charge or other restriction or limitation of any nature whatsoever in respect of such asset, including any Share Encumbrance; provided, however, that any license of Intellectual Property shall not be considered a Lien on such Intellectual Property.
     “Losses” means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (excluding indirect, incidental or consequential damages), interest, fines, penalties, costs and expenses (including

15

reasonable legal, accounting and other costs and expenses) incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor.
     “Management Board” means the “Managing Board” as referenced in the Articles of Association.
     “Managing Director” means any member of Newco’s Management Board.
     “Master Agreement” has the meaning set forth in the introduction to this Agreement..
     “Master Agreement Disclosure Letter” means each of the Intel Master Agreement Disclosure Letter and the ST Master Agreement Disclosure Letter.
     “Memory Device” shall mean an Integrated Circuit alone and not in combination with any other product containing one or more memory cells, together with the circuit elements connected to the memory cells that are functionally necessary for carrying out memory hierarchy functions in association with the memory cells, including, by way of example, decoding circuits, control circuits for memory sequencing, sensing circuits, input protection circuits, high speed interface circuits, signal I/O amplification circuits, redundancy circuits, delay elements, test mode control circuits, reliability stress algorithms, address transition detection circuits, user selectable operating mode detection circuits, reference generators or voltage generator modules. Memory Device does not include Processors or Intel Proprietary Products.
     “NAND Flash Memory Integrated Circuit” means a Flash Memory Integrated Circuit wherein the memory cells included in the Flash Memory Integrated Circuit are arranged in groups of serially connected memory cells (each such group of serially connected memory cells called a “string”) in which the drain of each memory cell of a string (other than the first memory cell in the string) is connected in series to the source of another memory cell in such string, the gate of each memory cell in such string is directly accessible, and the drain of the uppermost bit of such string is coupled to the bitline of the memory array.
     “NAND Flash Memory Product” means a NAND Flash Memory Integrated Circuit, in die, wafer, or packaged form, that utilizes (i) electrically programmable and electrically erasable utilizing floating gate to substrate Fowler-Nordheim charge transfer mechanism for both programming and erase operations; (ii) electrically programmable and electrically erasable utilizing floating gate to substrate Fowler-Nordheim charge transfer mechanism for programming and hot-hole injection for erase operations; or (iii) memory cells arranged in groups of serially connect memory cells (each such group of serially connect memory cells called a “string”) in which the drain of each memory cell of a string (other than the first memory cell in the string) is connected in series to the source of another memory cell in such string, the gate of each memory cell in such string is directly accessible, and the drain of the uppermost bit of such string is coupled to the bitline of the memory array.
     “Newco” means [NEWCO], a Besloten Vennootschap organized under the laws of the Netherlands, to be named by mutual agreement of Intel, ST and FP.

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     “Newco Allocated Positions” means those positions with Newco for which a Intel Business Employee or a ST Business Employee is not allocated on Schedule 3.12(c) to the Intel ATA Disclosure Letter or Schedule 3.12(c) to the ST ACA Disclosure Letter.
     “Newco Approvals” means any Governmental Approval which Intel, ST and FP reasonably agree Newco must obtain in order to consummate the transactions contemplated by the Transaction Documents.
     “Newco Business” means the sale, manufacture, design and/or development of advanced memory solutions, including Flash Memory Integrated Circuits, Phase Change Memory Products, Stacked Memory Products and platform memory products which include data management memory components for applications including without limitation cellular phones, memory cards, digital audio players, data processing platform memory and embedded form factors.
     “NOR Flash Memory Integrated Circuit” means a Flash Memory Integrated Circuit wherein the memory cells included in the Flash Memory Integrated Circuit are arranged in groups of connected memory cells in which the gate, source and drain of each memory cell is directly accessible.
     “NOR Flash Memory Product” means a NOR Flash Memory Integrated Circuit, in die, wafer or packaged form, utilizing a hot carrier injection programming mechanism and one floating gate charge storage region per transistor whereby the memory array is arranged so that the drain of one memory cell is connected directly to a source line through at most one memory transistor.
     “Ordinary Shares” means ordinary shares of Newco, par value [ ] eurocent per share.
     “Owned Intel Real Property” means the Intel Real Property listed in Schedule 3.6(a) of the Intel ATA Disclosure Letter.
     “Owned ST Real Property” means the Intel Real Property listed in Schedule 3.6(a) of the ST ACA Disclosure Letter.
     “Party” has the meaning set forth in the introduction to this Agreement.
     “Patents” means patents and applications worldwide, including continuation, divisional, continuation in part, reexamination, or reissue patent applications and patents issuing thereon.
     “Permits” means all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for a Party or its Subsidiaries to own, lease and operate such Party’s Transferred Assets and to carry on such Party’s Business as currently conducted.
     “Permitted Liens” means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due or which are both (A) being contested in good faith, and (B) described in reasonable detail on a Schedule to the applicable Transaction Document, (ii) statutory Liens of landlords and statutory Liens of carriers, warehousemen, mechanics or

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materialmen incurred in the ordinary course of business which are either for sums not yet due or are immaterial in amount, (iii) zoning, entitlement, and other land use laws, and (iv) easements and other imperfections of title or encumbrances, in each case, that do not materially detract from the value of the relevant Transferred Asset or materially interfere with any present or intended use of such Transferred Asset.
     “Permitted Transferee” means with respect to a Shareholder, any direct or indirect wholly owned subsidiary of such Shareholder, any parent company that directly or indirectly wholly owns such Shareholder, or any direct or indirect wholly owned subsidiary of such parent company.
     “Person” means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority and any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
     “Phase Change Memory” or “PCM” means a Memory Device in die, wafer or packaged form, adjusting the phase of material, such as a chalcogenide, as a means to store one or more different data states (including binary or multi-level cell structures) with or without any on-chip control, I/O and other support circuitry.
     “Phase Change Memory Products” or “PCM Products” mean non-volatile memory Integrated Circuits that contain memory cells that are electrically programmable and electrically erasable whereby the memory cells consist of one or more structures that contain a chalcogenide or any other functionally equivalent phase change material utilizing one or more different material phases (including binary or multi-level cell structures), with or without any on-chip control, I/O and other support circuitry.
     “Preferred Shares” means convertible preferred shares of Newco, par value [ ] eurocent per share.
     “Proceeding” means any action, suit, claim, charge, hearing, arbitration, audit, or proceeding (public or private).
     “Processor” means any Integrated Circuit or combination of Integrated Circuits capable of processing digital data, such as a microprocessor or coprocessor (including a math coprocessor, graphics coprocessor, or digital signal processor).
     “Prohibited Transaction” shall have the meaning set forth in Section 4.2 of this Agreement.
     “Receiving Party” shall (i) for purposes of the Intel Asset Transfer Agreement, have the meaning set forth in Section 5.1(b) of the Intel Asset Transfer Agreement, (ii) for purposes of the ST Asset Contribution Agreement, have the meaning set forth in Section 5.1(b) of the ST Asset Contribution Agreement and (iii) for purposes of the Intel Intellectual Property Agreement and the ST Intellectual Property Agreement, with respect to Confidential Information of a Party, mean another Party that is not a Licensing Affiliate of such Party and that receives (or receives

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access to) such Confidential Information pursuant to or in connection with the Intel Intellectual Property Agreement or the ST Intellectual Agreement.
     “Release” means (i) any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or other release of any Hazardous Substance at, in, on, into, or onto the environment; (ii) the abandonment or discard of barrels, containers, tanks, or other receptacles containing or previously containing any Hazardous Substance; or (iii) any release, emission, or discharge, as those terms are defined in any applicable Environmental Laws.
     “Remedial Action” means investigation, evaluation, risk assessment, monitoring, response, removal, clean-up, remediation, corrective action or other terms of similar import and any related closure, post-closure, operations and maintenance or engineering control activities.
     “Share Encumbrances” means Liens, claims, options, rights of other parties, voting trusts, proxies, shareholder or similar agreements, encumbrances or other restrictions (other than restrictions imposed by applicable securities laws).
     “Share Purchase Agreement” means the Share Purchase Agreement to be entered into by FP and Newco as of the Closing Date, in substantially the form attached to Schedule 2.3 to the Intel Master Agreement Disclosure Letter and to Schedule 2.3 to the ST Master Agreement Disclosure Schedule.
     “Shareholder” means each Person (other than Newco) that shall be a party to the Shareholders’ Agreement, whether in connection with the execution and delivery thereof as of the Closing Date or otherwise, so long as such Person shall beneficially own, hold of record or be a registered holder of any Shares.
     “Shareholders’ Agreement” means the Shareholders’ Agreement by and among Intel (as used in this definition, “Intel” has the meaning ascribed to such term in the Shareholders’ Agreement), ST (as used in this definition, “ST” has the meaning ascribed to such term in the Shareholders’ Agreement), FP (as used in this definition, “FP” has the meaning ascribed to such term in the Shareholders’ Agreement), FP Holdco and Newco to be entered into on the Closing Date, substantially in the form attached to Schedule 2.4 to both of the Master Agreement Disclosure Letters.
     “Shares” means the Ordinary Shares, the Preferred Shares and any other shares of the share capital of Newco issued on or after the date of the Shareholders’ Agreement.
     “Specified Intel Representations” means any representation or warranty made by Intel in Sections 3.1 through 3.24 (other than Section 3.17) of the Intel Asset Transfer Agreement or Sections 3.1(a) through 3.1(g) of this Agreement (other than Section 3.17 of the Intel Asset Transfer Agreement).
     “Specified Intel Schedules’ means Schedule 3.1 through 3.24 (other than Schedule 3.17) of the Intel ATA Disclosure Letter or Schedules 3.1(a) through 3.1(g) of the Intel Master Agreement Disclosure Letter.

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     “Specified Newco Representations” means any representation or warranty made by Newco in Sections 4.1 through 4.8 of either of the Intel Asset Transfer Agreement or the ST Asset Contribution Agreement.
     “Specified Newco Schedules” means Schedules 4.1 through 4.9 of the Newco ATA Disclosure Letter or Newco ACA Disclosure Letter.
     “Specified ST Representations” means any representation or warranty made by ST in Sections 3.1 through 3.24 (other than Section 3.17) of the ST Asset Contribution Agreement or Sections 3.2(a) through 3.2(g) of this Agreement (other than Section 3.17 of the ST Asset Contribution Agreement).
     “Specified ST Schedules” means Schedule 3.1 through 3.24 (other than Schedule 3.17) of the ST ACA Disclosure Letter or Schedules 3.2(a) through 3.2(g) of the ST Master Agreement Disclosure Letter.
     “ST” has the meaning set forth in the introduction to this Agreement.
     “ST ACA Disclosure Letter” means the disclosure letter, as agreed to between the Parties as of the date of the Master Agreement (with such amendments as may be subsequently made pursuant to the terms of such agreement), containing the Schedules required by the provisions of such agreement.
     “ST Ancillary Agreements” means the ST Assignment and Assumption Agreements, ST Bills of Sale, ST Intellectual Property Agreement, ST Transition Services Agreements, ST Facility Transfer Agreements, ST Joint Development Agreement, ST Back-End Supply Agreement, ST M5 Consortium Agreement, ST R2 Consortium Agreement, TFR Indemnification Agreement, Bank Guarantee, ST Assumption of Excluded Liabilities, ST Copyright Assignment, ST Patent Assignment, ST Trademark Assignment and the Newco Transition Services Agreement.
     “ST Approvals” means the required consents, waivers and approvals of ST set forth on Schedule 3.3 of the ST ACA Disclosure Letter and Schedule 3.2(c) of the ST Master Agreement Disclosure Letter.
     “ST Asset Contribution Agreement” means that certain Asset Contribution Agreement to be entered into by ST and Newco as of the Closing Date, in substantially the form attached to Schedule 2.4 to the ST Master Agreement Disclosure Letter.
     “ST Assignment and Assumption Agreement” means, collectively, the Assignment and Assumption Agreements to be entered into by Newco or its Affiliates, on one hand, and ST or its Affiliates, on the other hand, as of the Closing Date in substantially the form attached as Exhibit A to the ST Asset Contribution Agreement.
     “ST Assumption of Excluded Liabilities” shall have the meaning set forth in Section 2.4 of the ST Asset Contribution Agreement.

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     “ST Back-End Supply Agreement” means the ST Back-End Supply Agreement identified on Schedule 2.4 of the ST Master Agreement Disclosure Letter to be entered into by and between ST and Newco on the Closing Date, in substantially the form attached to such schedule.
     “ST Bill of Sale” means any bill of sale or other similar document reasonably requested by any Party and reasonably necessary to transfer any ST Transferred Asset in accordance with applicable law to be executed by one or more ST Transferors in favor of Newco or a Subsidiary of Newco as of the Closing Date, each in substantially the form attached as Exhibit B to the ST Asset Contribution Agreement.
     “ST Books and Records” means all of the books of account, general and financial records, invoices, shipping records, customer records, supplier lists, correspondence and other documents, records and files of ST and its Subsidiaries whether in hard copy or computer format which relate exclusively to the ST Business and are necessary for the conduct of such ST Business after the Closing (excluding all personnel records or any employee information for ST Business Employees who are not ST Transferred Employees employed by an ST Transferred Entity as of the Closing Date).
     “ST Business” means the sale, manufacture, design and or development of NOR Flash Memory Products, NAND Flash Memory Products, Phase Change Memory Products and Stacked Memory Products.
     “ST Business Audited Financial Statements” shall have the meaning set forth in Section 5.1(h) of this Agreement.
     “ST Business Capital Expenditures Plan” means the plan set forth on Schedule 3.14(e) of the ST ACA Disclosure Letter setting forth (i) the actual capital expenditures of ST with respect to the ST Business for its first fiscal quarter of 2007; and (ii) the budgeted capital expenditures of ST with respect to the ST Business for the second, third and fourth fiscal quarters of 2007.
     “ST Business Employees” means the employees who are identified on Schedule 3.12(c) of the ST ACA Disclosure Letter.
     “ST Contract” means any Contract of ST or its Subsidiaries.
     “ST Contractual Consents” shall have the meaning set forth in Section 3.8(b) of the ST Asset Contribution Agreement.
     “ST Copyright Assignment” means any agreement for the assignment of ST Transferred Copyrights by an ST Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “ST Designated Employees” means those ST Business Employees who are identified as ST Designated Employees on Schedule 4.11(a) of the ST Master Disclosure Letter.
     “ST Environmental Reports” means reports or audits prepared by the Environmental Consultants summarizing the results of Phase I, Phase II and environmental compliance audits regarding the Owned ST Real Property, the Leased ST Real Property and any property that is the

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subject of an ST Lease, which shall be reasonably satisfactory to FP and Intel in form and substance, and paid for by Intel. At the request of Newco, ST shall review the ST Environmental Reports and confirm that all Environmental Liabilities identified in such reports are sufficiently identified as to scope as that term is used in clause (iii) of the definition of ST Pre-Closing Environmental Liability. If ST believes the issues are not sufficiently identified, ST must pay for the additional investigation to further characterize the Environmental Liability sufficient to meet the criteria in clause (iii) of the definition of ST Pre-Closing Environmental Liability.
     “ST Excluded Employees” shall have the meaning set forth in Section 4.11(b) of this Agreement.
     “ST Facility Transfer Agreements” means the ST Facility Transfer Agreements to be entered into by and between ST and Newco on the Closing Date, based on the terms and conditions set forth in the ST Facility Transfer Term Sheets.
     “ST Facility Transfer Term Sheets” means the term sheets attached to Schedule 4.22(a) to the ST Master Agreement Disclosure Letter reflecting the terms and conditions upon which the agreements and other related documents effecting the transfer by ST and its Subsidiaries of the ST Transferred Facilities to Newco and its Subsidiaries shall be substantially based.
     “ST Intellectual Property Agreement” means the Intellectual Property Agreement to be entered into by and between ST and Newco on the Closing Date, in substantially the form attached to Schedule 2.4 of the ST Master Agreement Disclosure Letter.
     “ST Joint Development Agreement” means the Joint Development Agreement by and between ST and Newco entered into on the Closing Date, based substantially on the term sheet attached to Schedule 2.4 of the ST Master Agreement Disclosure Letter, and reasonably acceptable to ST, FP and ST.
     “ST Leases” means all leases or other occupancy agreements pursuant to which ST or its Subsidiaries lease or occupy the Leased ST Real Property.
     “ST M5 Consortium Agreement” means the ST M5 Consortium Agreement to be entered into by and between Italian Newco and STMicroelectronics S.r.l. on or prior to the Closing Date, in substantially the form attached to Schedule 2.4 of the ST Master Agreement Disclosure Letter.
     “ST Master Agreement Disclosure Letter” means the disclosure letter, as delivered by ST to ST and FP as of the date of the Master Agreement (with such amendments as may be subsequently made pursuant to the terms of such agreement), containing the Schedules required by the provisions of such agreement.
     “ST Material Adverse Effect” means any event, change or circumstance that, individually or in the aggregate with all other such events, changes or circumstances, (a) results in a material adverse effect on, or material adverse change in, the ST Transferred Assets, taken as a whole, or (b) any event, change or circumstance that is materially adverse to the ability of ST to perform its obligations under any Transaction Document to which it is or will be a party or to consummate the transactions contemplated thereby, other than, in the case of clause (a) above, such changes,

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effects or circumstances reasonably attributable to: (i) economic, capital market or political conditions generally in the United States or foreign economies in any locations where the ST Business has material operations or sales, provided the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the ST Business, (ii) conditions generally affecting the industry in which the ST Business operates, provided that the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the ST Business; (iii) the announcement or pendency of the transactions contemplated by the Transaction Documents; (iv) outbreak of hostilities or war, acts of terrorism or acts of God; or (v) compliance with ST’s obligations or the satisfaction of the conditions to the closing of the transactions contemplated by the Transaction Documents.
     “ST Newco Shares” shall have the meaning set forth in Section 2.6(a) of the ST Asset Contribution Agreement.
     “ST Patent Assignment” means any agreement for the assignment of ST Transferred Patents by an ST Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “ST Post-Closing Environmental Liability” shall mean any Environmental Liability, including a worsening of existing conditions, to the extent arising out of or relating to (i) Newco’s acts occurring after the Closing Date, (ii) Newco’s inaction occurring one year or later after the Closing Date, or (iii) Newco’s inaction occurring within one year after the Closing Date if Newco knew about the existing condition and its inaction worsened the existing condition; and in connection with a Newco Business or the ST Business, the Owned ST Real Property, the Leased ST Real Property, the ST Transferred Assets or the ST Transferred Entities or the ownership or operation of a Newco Business or the ST Business, the Owned ST Real Property, the Leased ST Real Property or the ST Transferred Assets, the ST Transferred Entities by, or the disposal or treatment of Hazardous Substances generated by, Newco or an Affiliate of Newco (including an ST Transferred Entity) after the Closing Date.
     “ST Pre-Closing Environmental Liability” shall mean any Environmental Liability which (i) relates to the ownership or operation of the ST Business (as now or previously conducted), the Owned ST Real Property, the Leased ST Real Property, the ST Transferred Assets, the ST Transferred Entities, the ST Shared Facilities or any other real property or facility owned, leased, operated or used in connection with the ST Business (as now or previously conducted) or for the disposal or treatment of Hazardous Substances generated in connection with the ST Business, the Owned ST Real Property, the Leased ST Real Property, the ST Transferred Assets, or the ST Transferred Entities, (ii) arises out of or relates to acts occurring or conditions existing on or prior to the Closing Date, but only to the extent that the Environmental Liability arising out of or relating to acts occurring or conditions existing on or prior to the Closing Date can be identified from (A) the ST Environmental Reports so long as such reports are issued not later than one (1) year subsequent to the Closing or (B) documents or data generated prior to the Closing and in the possession of ST prior to the Closing, and (iii) is identified in the foregoing documents and/or data with sufficient specificity so as to clearly identify the scope of the Environmental Liability that is attributable to the ST Business, the Owned ST Real Property, the Leased ST Real Property, the ST Transferred Assets, or the ST

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Transferred Entities. Notwithstanding the foregoing, ST Pre-Closing Environmental Liability shall not include any ST Post-Closing Environmental Liability.
     “ST Products” means NOR Flash Memory Products, NAND Flash Memory Products, and Stacked Memory Products, including those listed on Schedule 1.1(c) of the ST ACA Disclosure Letter.
     “ST R2 Consortium Agreement” means the ST R2 Consortium Agreement to be entered into by and between Italian Newco and STMicroelectronics S.r.l. on or prior to the Closing Date, in substantially the form attached to Schedule 2.4 of the ST Master Agreement Disclosure Letter.
     “ST Real Property” means all real property, leaseholds and other interests in real property owned or leased by ST or its Subsidiaries and used or held for use exclusively in the ST Business, including all real property identified in Schedule 3.6 of the ST ACA Disclosure Letter, together in each case with ST’s or its Subsidiary’s right, title and interest in and to all structures, facilities or improvements currently or as of the Closing Date located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.
     “ST Restricted Employees” shall have the meaning set forth in Section 4.7(b) of this Agreement.
     “ST Retained Trade Secrets” means trade secrets, know-how and other proprietary information owned by ST or any Licensed Subsidiary thereof as of the Effective Date and not included in the ST Transferred Trade Secrets that are or have been used by ST in connection with the ST Business.
     “ST Trademark Assignment” means any agreement for the assignment of ST Transferred Trademarks by an ST Transferor to Newco or a Subsidiary of Newco, dated as of the Closing Date, in the form agreed among Intel, ST and FP.
     “ST Transferors” shall have the meaning set forth in the Recitals of the ST Asset Contribution Agreement.
     “ST Transferred Assets” shall have the meaning set forth in Section 2.1 of the ST Asset Contribution Agreement.
     “ST Transferred Contracts” means all unexpired contracts set forth on Schedule 2.1(e) of the ST ACA Disclosure Letter, together with the ST Transferred Purchase Orders, the ST Transferred Sales Orders and the ST Leases.
     “ST Transferred Employees” means the ST Business Employees and ST Designated Employees who accept an offer of employment from Newco and who begin their employment with Newco at the Closing (or, to the extent permitted by Applicable Law with respect to inactive employees on short-term, medical or other leave of absence, at the time such employee returns to active status) or such other date as the parties may reasonably agree.
     “ST Transferred Entities” means the entities set forth on Schedule 1.1(a) of the ST ACA Disclosure Letter.

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     “ST Transferred Intellectual Property” means, collectively, the ST Transferred Copyrights, ST Transferred Patents, ST Transferred Trademarks and ST Transferred Trade Secrets.
     “ST Transferred Interests” means 100% of the outstanding equity, voting and profit interests in the ST Transferred Entities.
     “ST Transferred Liabilities” shall have the meaning set forth in Section 2.3 of the ST Asset Contribution Agreement.
     “ST Transferred Purchase Orders” means each purchase order or portion thereof issued by ST or a Subsidiary of ST to the extent relating to the ST Business.
     “ST Transferred Sales Orders” means all pending and unfulfilled sales orders or portions thereof for ST Products.
     “ST Transferred Trademarks” means those Trademarks identified on Schedule 2.1(k) of the ST ACA Disclosure Letter.
     “ST Transferred Trade Secrets” means any Trade Secrets owned by ST or any of its Subsidiaries as of the Closing Date (including any such Trade Secrets that consist of technical documentation of the nature of the files and other documentation identified on Schedule 2.1(h) to the ST ACA Disclosure Letter) that are used exclusively in the ST Business and not materially embodied or used in or with any other current product or service of ST or any of its Subsidiaries.
     “ST Transition Services Agreement” means the ST Transition Services Agreement identified on Schedule 2.4 of the ST Master Agreement Disclosure Letter to be entered into by and between ST and Newco on the Closing Date, in substantially the form attached to such schedule.
     “Stacked Memory Products” means the assembly of multiple Memory Devices packaged together as a single product unit which fits within the footprint associated with a single Memory Device socket. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to include within the Intel Transferred Assets or ST Transferred Assets any Intellectual Property for non-NOR Flash Integrated Circuits that may be components of Stacked Memory Products.
     “Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company or other similar entity as to which more than 50% of the outstanding capital stock or other securities having voting rights or power is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person’s direct or indirect subsidiaries and (ii) any Person with a partnership, joint venture or other similar relationship between such Persons and any other Person, provided, however, that with respect to Intel, Silicon Philippines, Inc., a corporation organized and existing under Philippines law (“SPI”), shall be deemed to be a Subsidiary of Intel for purposes of the Transaction Documents and for convenience only, and such inclusion of SPI within this definition shall not imply that such entity is a subsidiary or affiliate of Intel for any purpose independent of the Transaction Documents.

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     “Taxes” means (i) all foreign, federal, state, local and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, value added tax, goods and services tax, social service tax, import tax, export tax, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any Liability for payment of amounts described in clause (i) whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (iii) any Liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person for Taxes; and the term “Tax” means any one of the foregoing Taxes.
     “Termination Date” means December 31, 2007, subject to extension as provided in Article VI of this Agreement.
     “Termination Fee” shall have the meaning set forth in Section 6.2(b) of this Agreement.
     “TFR Indemnification Agreement” means the TFR Indemnification Agreement to be entered into by Newco, the applicable Newco Subsidiaries and ST on the Closing Date, in a form reasonably acceptable to Intel, FP and ST.
     “Third Party” means, with respect to any Shareholder, any other Person other than any Permitted Transferee of such Shareholder and, with respect to Newco, any other Person other than its Subsidiaries.
     “Third Party Appraisal Firm” shall have the meaning set forth in Section 4.13 of this Agreement.
     “Trade Secrets” means confidential know how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, source code, drawings, specifications (including logic specifications), data bases, data sheets, customer lists, Customer Data and other confidential information that constitute trade secrets under applicable law, in each case excluding any rights in respect of any of the foregoing that comprise Copyrights, mask work rights or Patents.
     “Trademarks” means trademarks and registrations and applications therefor.
     “Transaction Documents” means the Master Agreement, the Intel Asset Transfer Agreement, the ST Asset Contribution Agreement, the Share Purchase Agreement, the Intel Ancillary Agreements, the ST Ancillary Agreements, the Shareholders’ Agreement, the Confidentiality Agreement, and all of the documents contemplated by any such agreement or entered into by any of the Parties thereto or their Subsidiaries in connections with the transactions contemplated by such agreements.

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